UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Stepping forward

Spire Inc.

2020 Proxy Statement

Notice of Annual Meeting of Shareholders

spire

What’s new?

Each year, we strive to improve our proxy disclosures to provide a broader and deeper understanding of Spire and how we think about governance, compensation and corporate social responsibility, as well as other topics of importance to our shareholders. We believe these disclosures will be beneficial as you vote this year. Inside, you’ll find updates, including:

•  Some of the ways Company leadership, with input from the Board of Directors, managed, and continues to manage, the risks and impacts associated with COVID-19;

•  A summary discussion of how we are positively impacting the environment, our communities and our people; and

•  Detailed instructions on how to participate in our first-ever virtual shareholder meeting.

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Dear fellow shareholders and employees,

On behalf of the Board of Directors, I want to thank you for your investment in Spire. It is our privilege to serve you, and we highly respect the responsibility and trust involved in helping grow and guide our Company for continued success in the future. This past fiscal year has been one of challenges and change. As a Board, we have remained focused on our oversight responsibilities, including Spire’s long-term growth strategy; identification and mitigation of material risks; succession plans for the Board and senior management; Spire’s environmental, social and governance strategies and disclosures; and oversight of the Company’s implementation of business process adjustments necessitated by COVID-19.

Strategy and risk oversight

The Board consists of directors with extensive backgrounds in energy, finance, regulated industries, and audit and risk management. We leverage our diverse backgrounds and experiences and unique insights into strategy development and execution to guide Spire’s growth strategy and long-range plans and to oversee management’s identification and mitigation of material risks. As a Board, we are steadfastly focused on achieving results, building shareholder value and ensuring the Company has a sustainable foundation for future success.

Succession planning

We are committed to ensuring that our Board is made up of directors who are independent, committed, capable and experienced. We believe that one of the keys to our effectiveness is the multi-faceted diversity of our Board, and we are committed to maintaining that diversity. The Board is currently in the process of updating and documenting a long-term Board succession plan that encompasses Board structure, mandatory and unexpected director retirements, the evolving strategy of the Company, and the skills and attributes required for the Board to effectively perform its oversight role today and in the future.

Similarly, throughout the year, we focused on senior management succession planning. The compensation committee periodically participates in in-depth conversations with our President and Chief Executive Officer, Suzanne Sitherwood, during which potential future senior leaders are identified and development plans are discussed.

Enhanced disclosures

Last year, I referenced our first-ever Corporate Social Responsibility report, which was issued in May 2019. I advised that the report would continue to grow and expand, and this past May, we published our second report in which we greatly increased our disclosures and shared several beliefs and commitments. Management, with guidance and oversight from the Board, is committed to enhancing our disclosures and making them even more accessible. This year, we are highlighting in this proxy statement our response to COVID-19 and several key disclosures that were included in our May 2020 Corporate Social Responsibility report addressing our environment, our communities and our people. You will also notice several additional enhanced disclosures within the pages of this proxy statement as we strive to share Spire’s story more effectively each year.

Once again, on behalf of our Board of Directors, thank you for your investment in Spire and for your continued support.

Sincerely,

Edward L. Glotzbach

Chairman of the Board
Spire Inc.

Spire Inc. | 2020 Proxy Statement	1

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Notice of
Annual Meeting
of Shareholders

January 28, 2021

8:30 a.m. Central Standard Time

This year’s meeting is a virtual shareholders meeting at www.virtualshareholdermeeting.com/SR2020

To the shareholders of Spire Inc.:

The annual meeting of shareholders of Spire Inc. (“Spire” or the “Company”) will be held on Thursday, January 28, 2021, at 8:30 a.m. Central Standard Time, online at www.virtualshareholdermeeting.com/SR2020, for the following purposes:

1.	To elect three members of the Board of Directors each to serve for a three-year term.

2.	To provide an advisory vote to approve the compensation of our named executive officers.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2021 fiscal year.

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

Proxy voting

Your vote is important. To assure your representation at the annual meeting, please vote your shares as promptly as possible over the internet at www.proxyvote.com or by telephone at 800-690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail. If your shares are held by a broker, bank or nominee, please follow their voting instructions for your vote to count.

Attending the meeting

We invite you to attend the annual meeting virtually. There will not be a physical meeting. You will be able to vote your shares electronically and submit your questions during the meeting. You will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials.

You do not need to attend the meeting online to vote if you submit your vote via proxy in advance of the meeting. A replay of the meeting will be available on virtualshareholdermeeting.com.

You can vote if you were a common shareholder of record on November 30, 2020.

During this virtual meeting, you may ask questions and will be able to vote your shares electronically. The Company will respond to as many inquiries at the meeting as time allows.

The meeting will begin promptly at 8:30 a.m. Central Standard Time. Online check-in will begin at 8:15 a.m. Central Standard Time.

By Order of the Board of Directors,

Ellen L. Theroff

Vice President,
Chief Governance Officer and Corporate Secretary
December 16, 2020

Spire Inc. | 2020 Proxy Statement	3

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Caring for our communities

Every year, we strive to show we care by giving generously to enrich the lives of all those we serve. In 2020, an exceptionally challenging year for so many, we ramped up our efforts, using our collective energy to support each other and those we serve.

COVID-19 response

COVID-19 has had, and continues to have, a significant impact on our employees, customers and communities. As an essential business, we have continued to serve customers throughout the pandemic without interruption, and we were able to operate at normal levels of service throughout the majority of fiscal 2020. We quickly implemented a coordinated response that prioritizes the health and safety of those we serve, internally and externally.

This response was broad and multifaceted. With the support of our Board, management activated a cross-functional incident support team to continuously monitor the impact of COVID-19 and to implement measures necessary to appropriately manage risk. Management has provided regular updates to the Board regarding the Company’s response to the pandemic and will continue to involve the Board in any related strategic decisions.

Another important part of our response to the pandemic has involved providing assistance to our customers who need it most. As part of these efforts, we:

•	Suspended disconnections during the initial months of the pandemic

•	Created new assistance programs for residential and small business customers impacted by COVID-19

•	Committed up to $500,000 to match new or increased gifts as part of DollarHelp, a customer bill payment assistance program

•	With the matching gift, inspired customers to help other customers, with new DollarHelp funds totaling $428,806

•	Donated $250,000 to food-relief programs in the communities we serve

Due to our swift and strategic response, we did not furlough or lay off any employees in fiscal 2020. In addition, management did not recommend, nor did the Board approve, any changes to our executive compensation metrics or program in connection with the pandemic. See the Compensation Analysis and Discussion section herein for more information.

Corporate Social Responsibility

Our mission is to answer every challenge, advance every community and enrich every life through the strength of our energy. We know that our mission is bold and ambitious. We also know that it is possible.

That is why we strive every day to make a positive impact on our employees, customers, communities and the environment. And, it’s also why we hold ourselves accountable for achieving the ambitious goals that drive positive impact.

In our Corporate Social Responsibility (“CSR”) report, which can be found at https://www.spireenergy.com/ spire-csr-report, we share our beliefs, commitments, goals, targets, results and achievements. While the contents of our report are not incorporated here, we are sharing a few key points and highlights of our CSR efforts in the following paragraphs.

Our Board of Directors, its committees and Spire’s executive leadership team, known as the Leadership Council, led by our president and chief executive officer, work together to oversee, identify, monitor and manage environmental, social and governance risks. Leaders throughout the Company elevate environmental, social and governance issues to the Leadership Council, which, in turn, elevates them to the Board and its committees, as appropriate.

Under the oversight of the Board, the Leadership Council is leading the development and execution of our CSR strategy and program. Management provides regular updates to the Board regarding the strategy and program. The CSR report is prepared by the CSR report steering committee and reviewed and approved by the CSR Council and the Leadership Council. The steering committee and CSR Council consist of employees. The corporate governance committee oversees and approves the structure and content of the final report. The committee and management provide regular updates to the full Board throughout the year and share the report with the Board in advance of publication.

Our environment

At Spire, we believe that sustainability begins with driving positive energy solutions to improve customers’ lives and address challenges in each community we serve. We also believe that a strategic and focused business approach across the Company is necessary to care for the environment and sustain our growth and future. During 2020, we adopted our Environmental Policy and Principles, which reflects Spire’s belief that we all have shared responsibility to care for our planet and our commitment to operate with environmental safety and sustainability in mind.

www.SpireEnergy.com	Spire Inc. | 2020 Proxy Statement	4

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With that commitment in mind, we offer energy-efficiency programs that enable customers not only to save energy and money, but also help customers produce thousands of metric tons less carbon each year. We are also focused on creating sustainable workplaces, eliminating water waste and expanding our recycling program across all our facilities.

In addition, we’re diligently upgrading our pipeline infrastructure, implementing an aggressive leak repair strategy and deploying comprehensive damage prevention programs, resulting in a significant reduction in methane emissions and improving the safety of our distribution systems.

In fiscal 2020, we invested $311 million to replace 318 miles of aging infrastructure throughout the areas we serve. And since fiscal 2005, we’ve reduced our overall methane emissions by 39%, from 22,532 metric tons in fiscal 2005 to 13,567 metric tons in fiscal 2019. We’re targeting a 53% reduction from fiscal 2005 levels by fiscal 2025.

We are also focused on accountability and reporting the results of our efforts. We are active members of the Environmental Protection Agency’s Natural Gas STAR Methane Challenge program that focuses on achieving cost-effective methane reductions. We committed to reducing methane emissions by 5% in fiscal 2019—a goal we successfully met.

Additionally, since it launched, we’ve participated in the American Gas Association’s (AGA) voluntary reporting program, measuring and sharing the results of our methane reduction and pipeline replacement efforts to provide consistent sustainability data to the financial community.

Our community

We live and work in the communities we serve, and we’re invested in seeing our neighbors, relatives and friends grow and prosper. We believe that it’s our responsibility to be leaders in our communities, explore innovative ways to serve our customers even better and support organizations that help our communities flourish. That’s why we’re committed to:

•	Matching employee gifts of money and time to organizations they care about most

•	Encouraging employees to support local community causes and organizations

•	Encouraging volunteerism through our companywide Spire Serves program

•	Helping grow local and state economies in the regions we serve by supporting local businesses, and helping attract new businesses by providing energy solutions that are safe, affordable and necessary for economic growth

•	Meeting our customers’ evolving needs though operational excellence, technology upgrades and innovative thinking

Through the efforts of our employees, the Spire Foundation, a 501(c)(3) charitable organization, and the Company, we are making a difference in our communities.

•	Even with many employees working from home, we continued the companywide volunteer initiative we call “Day for Good,” with dozens of teams of employees engaging in socially distanced volunteer activities in their communities

•	We helped advance health and human services, civic and community development, education, environmental sustainability and disaster relief—our five key focus areas—by contributing nearly $2.2 million to 270 nonprofit organizations providing community support and caring for those in need across our service territories

•	Together with our customers, we raised $1.9 million to help nearly 4,700 low-income families stay warm through the DollarHelp program

•	In an effort to address the shortage of skilled workers in our industry, we’ve partnered with technical schools to develop degree programs in heating, ventilation and air conditioning, and assisted with developing curriculum and providing job-preparedness training through our partnerships with technical high schools

Our people

The greatest energy in the world comes from one source—people. And we firmly believe that the safety and well-being of the 3,600 Spire employees who work here is one of our most important responsibilities. We also believe that:

•	The development, education and advancement of employees is key to our sustainability

•	Embracing a workforce full of diverse backgrounds and perspectives drives innovation

An investment in people is always worthwhile. With an employee base that’s continually learning, growing and innovating, we can better serve our communities and bring our values of safety, inclusion and integrity to life in the work we do every day.

Spire Inc. | 2020 Proxy Statement	5

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Proxy statement summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Who we are

At Spire, we believe energy exists to help people. To warm homes, grow businesses and move communities forward. Every day, we have the privilege of serving 1.7 million homes and businesses, as well as natural gas buyers, producers and industrial customers through our gas-related businesses.

As the fifth largest publicly traded natural gas company in the country, we are committed to growing our business, leading our industry and redefining what it means to serve our customers. This commitment is reflected in our mission to answer every challenge, advance every community and enrich every life through the strength of our energy. To live this mission, we hold strongly to our three values:

Safety	Inclusion	Integrity

Whether at a desk or in the field, safety is fundamental at Spire. We strive for exceptional safety, going beyond regulatory standards to achieve our own standard of excellence. Our promise is that we will work tirelessly to keep our co-workers, customers and communities safe.	We celebrate differences, embracing diverse backgrounds, perspectives and families, and we look for common ground with an inclusive spirit. We treat everyone with respect and care, and we champion new insights and ideas.	We believe in doing what’s right, every time. Keeping that promise is not always easy but, because it’s our way of life, we don’t stop until we get it right.

Stepping forward

In fiscal 2020, our mission and values served as our guide as we delivered on our strategic imperatives, including growing organically, investing in infrastructure and advancing through innovation. With our strategy firmly in place, we continued to advance the communities we serve.

Safety

With an unyielding focus on our value of safety, we have implemented processes, procedures and programs that have helped us reduce our employee injury rate for the sixth fiscal year in a row. This marks a 17% year-over-year improvement and an overall improvement of 57% since fiscal 2016. We remain very focused on reducing at-fault motor vehicle accidents, thereby improving safety for our employees and our communities. This past year, the American Gas Association recognized us for our commitment to safety with the Accident Prevention Certificate.

Inclusion

Inclusion, another Spire value, is reflected in the work we do to ensure our workforce reflects the diversity of the communities we serve. We regularly review and adjust our affirmative action plans based on placement and utilization rates. And, we strive to create an even more diverse and inclusive work environment by committing to and achieving the goals of the CEO Action for Diversity & Inclusion Pledge.

In addition, during fiscal 2020, we adopted a Human Rights Policy, which is our first step in demonstrating that Spire understands its universal responsibility to respect human rights. This policy provides the basis for publicly affirming our values and embedding the responsibility into Spire’s operations and the way we do business.

www.SpireEnergy.com	Spire Inc. | 2020 Proxy Statement	6

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Integrity

At Spire, we always strive to do the right thing by each other and the people we serve. This was especially true as COVID-19 swept throughout the communities we serve. And it’s why we stepped up, finding new ways to support each other and our customers (described above on page 4 under the caption “COVID-19 response”).

Advancing performance

Consistent earnings and cash flow over recent years have enabled us to pay attractive, growing dividends and to invest in the growth of the Company, which we expect to continue. We invested $638 million in capital in fiscal 2020, and we are poised to invest $3.0 billion in capital over the five-year period 2021-2025 to support our targeted long-term annual net economic earnings per share growth of 5%-7%.

Spire’s fiscal year 2020 corporate performance

The following table provides information on the Company’s performance in the last two fiscal years, which was a critical consideration in the Company’s determination of appropriate executive compensation. For the fiscal year ended September 30, 2020, the Company reported consolidated net income of $88.6 million ($1.44 per diluted share), compared with $184.6 million ($3.52 per diluted share) in fiscal 2019. The decrease of $96.0 million reflects pre-tax impairment charges in fiscal year 2020 totaling $148.6 million ($117.3 million after-tax) related primarily to Spire’s storage operations and a $12.2 million ($9.3 million after-tax) provision for Infrastructure System Replacement Surcharge (“ISRS”) rulings recorded in the prior year. Excluding these amounts, net income grew $12.0 million, driven by the Gas Utility segment as a result of higher ISRS revenues at Spire Missouri and favorable Rate Stabilization and Equalization adjustments at Spire Alabama, partially offset by a decline for the Gas Marketing segment due to the costs of incremental storage capacity (the value of which will not be realized until 2021) and less favorable market conditions. Net income and earnings per share are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management also uses the non-GAAP measures of net economic earnings (“NEE”) and NEE per share when internally evaluating and reporting results of operations, as discussed on pages 32-33 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020 (the “2020 10-K”). NEE for fiscal 2020 was $207.8 million ($3.76 per diluted share), up from $195.1 million ($3.73 per diluted share) for fiscal 2019. The $12.7 million growth includes a $13.6 million increase in the Gas Utility segment and a $10.3 million decrease for Gas Marketing, as well as improvements in other operations. The results are discussed further beginning on page 35 of the 2020 10-K.

In millions, except per share amounts	Gas Utility	Gas Marketing	Other	Consolidated	Per diluted share**
Year ended September 30, 2020
Net income (loss) [GAAP]	$213.6	$ 7.0	$(132.0)	$ 88.6	$ 1.44
Adjustments, pre-tax:
Impairments	—	—	148.6	148.6	2.89
Fair value and timing adjustments	(0.3)	2.8	—	2.5	0.05
Income tax effect of adjustments*	0.1	(0.7)	(31.3)	(31.9)	(0.62)
Net economic earnings (loss) [non-GAAP]	$213.4	$ 9.1	$ (14.7)	$207.8	$ 3.76
Year ended September 30, 2019
Net income (loss) [GAAP]	$190.5	$18.5	$ (24.4)	$184.6	$ 3.52
Adjustments, pre-tax:
Provision for ISRS rulings	12.2	—	—	12.2	0.23
Fair value and timing adjustments	—	1.2	—	1.2	0.03
Acquisition, divestiture and restructuring activities	—	—	0.4	0.4	0.01
Income tax effect of adjustments*	(2.9)	(0.3)	(0.1)	(3.3)	(0.06)
Net economic earnings (loss) [non-GAAP]	$199.8	$19.4	$ (24.1)	$195.1	$ 3.73

*	Income tax effect is calculated by applying federal, state and local income tax rates applicable to ordinary income to the amounts of the pre-tax reconciling items and then adding any estimated effects of enacted state or local income tax laws for periods before the related effective date.

**	Net economic earnings per share is calculated by replacing consolidated net income with consolidated net economic earnings in the GAAP diluted earnings per share calculation, which includes reductions for cumulative preferred dividends and participating shares.

Spire Inc. | 2020 Proxy Statement	7

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Our 2020 results

Net Income	Net Economic Earnings	Diluted Earnings per Share	Diluted NEE per Share	Dividends Declared per Common Share
$88.6M	$207.8M	$1.44	$3.76	$2.49
GAAP Down from $184.6 million for FY19	NON-GAAP Up from $195.1 million for FY19	GAAP Down from $3.52 for FY19	NON-GAAP Up from $3.73 for FY19	Up from $2.37 for FY19

Executive compensation

The Company is committed to its pay-for-performance philosophy. Basic net economic earnings per share is the key metric used to determine funding under our Annual Incentive Plan (“AIP”) in 2020. The Company also emphasizes pay-for-performance by placing most of the executives’ target total direct compensation (“TTDC”) at risk through the annual and equity incentive plans. TTDC includes the current base salary, the 2020 target AIP opportunity and the market value of the equity awards made during fiscal year 2020. Further, the largest portion of incentive pay, which is represented by the equity incentive award, focuses on long-term performance.

Annual meeting of shareholders

Time and date	Place	Record date
8:30 a.m., Central Standard Time, on Thursday, January 28, 2021	Virtually at www.virtualshareholdermeeting.com/SR2020	November 30, 2020

How to vote

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

By internet	By telephone	By mail	At the meeting
www.proxyvote.com	800-690-6903	Mark your proxy card or voting instruction card, date and sign it, and return it in the postage-paid envelope provided.	If you decide to attend the virtual meeting, you will need your 16-digit control number and follow the instructions on the screen.

Voting matters

Proposal	Board vote recommendation	Page reference (for more detail)
Election of three directors	FOR	11
Provide advisory vote to approve the compensation of our named executive officers	FOR	26
Ratification of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2021	FOR	56

www.SpireEnergy.com	Spire Inc. | 2020 Proxy Statement	8

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Nominees for election (page 11)

The following chart includes summary bios and key aspects of our Board of Directors, including directors who are nominees this year. We believe the competencies currently possessed by our directors represent a solid mix of backgrounds and experiences for the Company.

Nominee	Nominee

Mark A. Borer	Maria V. Fogarty	Edward L. Glotzbach
Retired Chief Executive	Retired Senior Vice President,	Retired Vice Chairman,
Officer and Board Member	Internal Audit and Compliance	Mergers and Acquisitions
DCP Midstream Partners LP	NextEra Energy, Inc.	Information Services Group

Age: 66	Age: 61	Age: 72
Director since: 2014	Director since: 2014	Director since: 2005
Committees:	Committees:	Committees:

Nominee

Rob L. Jones	Brenda D. Newberry	Stephen S. Schwartz
Retired Co-Head	Retired Chairman	President and
Bank of America Merrill	of the Board	Chief Executive Officer
Lynch Commodities, Inc.	The Newberry Group	Brooks Automation, Inc.

Age: 62	Age: 67	Age: 61
Director since: 2016	Director since: 2007	Director since: 2018
Committees:	Committees:	Committees:

Suzanne Sitherwood	John P. Stupp Jr.	Mary Ann Van Lokeren
President and Chief	Chairman, President and	Retired Chairman and
Executive Officer	Chief Executive Officer	Chief Executive Officer
Spire Inc.	Stupp Bros., Inc.	Krey Distributing Co.

Age: 60	Age: 70	Age: 73
Director since: 2011	Director since: 2005	Director since: 2000
Committees:	Committees:	Committees:

 Chair  Audit  Compensation  Corporate Governance  Strategy

Spire Inc. | 2020 Proxy Statement	9

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Advisory vote to approve the compensation of our named executive officers (page 26)

As we do every year, we are again seeking shareholder advisory approval of the Company’s compensation of our named executive officers as disclosed in this proxy statement. Although the vote on this proposal is advisory and nonbinding, the compensation committee and Board will review the results of the vote and consider the collective views of our shareholders in future determinations concerning our executive compensation program.

Independent registered public accountant (page 56)

We are asking shareholders to ratify the selection of Deloitte as our independent registered public accountant for fiscal year 2021. The table contains summary information with respect to Deloitte’s fees for services provided in fiscal years 2020 and 2019.

	2020	2019
Audit fees	$2,495,000	$2,230,000
Audit-related fees	330,000	350,000
Tax fees	30,800	47,573
All other fees	1,895	1,895
Total	$2,857,695	$2,629,468

www.SpireEnergy.com	Spire Inc. | 2020 Proxy Statement	10

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Proposal 1: Election of directors

The Board of Directors is divided into three classes. Directors Borer, Fogarty and Schwartz, whose terms will expire upon the election of directors at the meeting on January 28, 2021, have been nominated to stand for reelection for terms expiring upon the election of their successors in January 2024 or their earlier removal or resignation from office. The persons named as proxies intend to vote FOR the election of the three nominees.

If any nominee becomes unavailable to serve for any reason before the meeting, which is not anticipated, the proxies will vote the shares indicated for that nominee for a person to be selected by our Board of Directors.

Information about the nominees and directors

Nominees for terms expiring in 2024

Mark A. Borer
Age: 66 Director since: 2014 Independent Committees:

Mr. Borer served as chief executive officer as well as a member of the board of directors of DCP Midstream Partners LP from November 2006 through his retirement in December 2012. DCP Midstream Partners LP is a public midstream master limited partnership that is engaged in all stages of the midstream business for both natural gas and natural gas liquids.

Skills relevant to Spire:

Mr. Borer’s experience in the midstream natural gas business gives him hands-on knowledge of the industry. His service as a CEO and member of the board of a public entity that grew significantly under his leadership provides him with experience in the operations of an energy company and the capital markets, and he possesses business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks and strategy.

Other public directorships: Since 2017, Mr. Borer has served on the board of Altus Midstream Company, where he serves on the audit committee and conflicts committee.

Maria V. Fogarty
Age: 61 Director since: 2014 Independent Committees:

Ms. Fogarty served as the senior vice president of internal audit and compliance at NextEra Energy, Inc. from 2011 through her retirement in June 2014. She previously served as vice president of internal audit at that company from 2005 to 2010 and director of internal audit from April 1993 through 2004. NextEra Energy, Inc. is a leading clean energy company and the parent company of Florida Power & Light, the largest rate-regulated electric utility in Florida.

Skills relevant to Spire:

Ms. Fogarty’s prior experience leading the audit function at a public energy company provides her knowledge of the audit and Sarbanes-Oxley requirements facing public companies today. Her industry experience at a company that grew significantly during her tenure benefits the Board, as she can provide insights into the risks, opportunities and challenges created by growth.

Other public directorships: None

  Chair     Audit     Compensation     Corporate Governance     Strategy

Spire Inc. | 2020 Proxy Statement	11

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Stephen S. Schwartz
Age: 61 Director since: 2018 Independent Committees:

Dr. Schwartz joined Brooks Automation, Inc. in April 2010 as president and continued to serve in that role until August 2013. He was re-appointed president in May 2016. On October 1, 2010, he became chief executive officer and continues to serve in that role.

Skills relevant to Spire:

Dr. Schwartz has extensive leadership, operational, strategic and financial management and reporting experience as chief executive officer of a successful public company and brings to the Board a unique perspective with regard to innovation and technology based on his experience in the automation manufacturing space.

Other public directorships: Since 2010, Dr. Schwartz has served on the board of Brooks Automation, Inc.

Your Board of Directors recommends a vote “FOR” election of the above nominees as directors.

Directors with terms expiring in 2022

Brenda D. Newberry
Age: 67 Director since: 2007 Independent Committees:

Ms. Newberry retired in May 2010 as chairman of the board of The Newberry Group, a provider of information technology consulting services on a global basis, specializing in information systems, technology infrastructure, data and network security and project management services. Ms. Newberry founded The Newberry Group in 1996.

Skills relevant to Spire:

Ms. Newberry provides insight into the Company’s information technology strategy and related risks and exposures. Her experience in creating and building her own businesses assists the Company as it considers growth opportunities, and her government contractor experience provides insight into conducting business in a highly regulated industry.

Other public directorships: None

Suzanne Sitherwood
Age: 60 Director since: 2011 Management Committee:

Ms. Sitherwood has served as the Company’s president since September 1, 2011 and chief executive officer since February 1, 2012.

Skills relevant to Spire:

Ms. Sitherwood has more than 39 years of experience in the natural gas industry and has overseen significant growth at the Company. During the course of her career, Ms. Sitherwood has gained extensive management and operational experience and has demonstrated a strong track record of leadership, strategic vision and business acumen. In her capacity as CEO and member of the Board, she is utilizing her knowledge of the energy markets in overseeing the development of the Company’s long-term strategy.

Other public directorships: Ms. Sitherwood has been a director at Alcoa Corporation since 2016, where she serves on the audit committee and safety, sustainability and public issues committee.

Other directorships: Ms. Sitherwood has been a director at the Federal Reserve Bank of St. Louis since 2016, where she serves as chair of the board.

Mary Ann Van Lokeren
Age: 73 Director since: 2000 Independent Committees:

Ms. Van Lokeren retired as chairman and chief executive officer of Krey Distributing Co., an Anheuser-Busch wholesaler, in October 2006. She had served in that capacity since December 1986.

Skills relevant to Spire:

With her prior experience as CEO of one of the largest Anheuser-Busch wholesalers in Missouri, Ms. Van Lokeren has business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks, controls and strategy. Further, her prior experience on other public company boards provides insight as to the Board’s role in oversight of management as well as corporate governance.

Other public directorships: Retired from the board of Masco Corporation in May 2018.

  Chair     Audit     Compensation     Corporate Governance     Strategy

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Directors with terms expiring in 2023

Edward L. Glotzbach
Age: 72 Director since: 2005 Independent Committees:

Mr. Glotzbach served as vice chairman, mergers and acquisitions, of Information Services Group from November 2007, when it acquired Technology Partners International, Inc., until his retirement in March 2012. From December 2004 to November 2007, he served as president and chief executive officer of Technology Partners International, Inc., an organization that assists clients with the evaluation, negotiation, implementation and management of information technology and business process sourcing initiatives. From October 2003 to December 2004, he served as vice president and chief financial officer of the firm. From 1970 to September 2003, he served in many positions with SBC Communications, with his most recent position there being executive vice president and chief information officer for six years.

Skills relevant to Spire:

Mr. Glotzbach brings to the Board business and leadership experience as an executive of a public company, regulated utility experience as a former executive of a telephone utility regulated by the Missouri Public Service Commission, financial expertise having served as a chief financial officer at other companies, and information technology expertise given his experience at Information Services Group and his chief information officer experience at a major telephone company. He also provides insight to the Company as to potential exposures and risks in those areas.

Other public directorships: None

Rob L. Jones
Age: 62 Director since: 2016 Independent Committees:

Mr. Jones served as co-head of Bank of America Merrill Lynch Commodities, Inc. (MLC) from 2007 until his retirement in March 2012. MLC is a global commodities trading business and a wholly owned subsidiary of Bank of America. Prior to taking leadership of MLC, he served as head of Merrill Lynch’s Global Energy and Power Investment Banking Group. An investment banker with Merrill Lynch and The First Boston Corporation for over 20 years, Mr. Jones worked extensively with a variety of energy and power clients, with a particular focus on the natural gas and utility sectors. Mr. Jones has also served as an Executive in Residence at the McCombs School of Business at the University of Texas at Austin with a focus on energy finance.

Skills relevant to Spire:

Mr. Jones’ experience in financial roles in the energy banking industry, with a particular focus on the natural gas and utility sectors, as well as his experience as a lead independent director of a publicly traded partnership, add a unique dimension to the Board and provide insight into the capital markets and financial risks and strategies.

Other public directorships: Since 2014, he has served on the board of directors of Shell Midstream Partners GP LLC, which is the general partner of Shell Midstream Partners, L.P. He also chairs its audit committee and serves on its conflicts committee.

John P. Stupp Jr.
Age: 70 Director since: 2005 Independent Committees:

Mr. Stupp has been president of Stupp Bros., Inc. since March 2004 and chairman and chief executive officer since March 2014 and chief executive officer of Stupp Corporation since August 1995. Through its subsidiaries, Stupp Bros., Inc. fabricates steel highway and railroad bridges, produces pipe for natural gas and oil transmission pipelines, and offers general, steel and industrial construction services. Mr. Stupp serves as a director of Stupp Bros., Inc.

Skills relevant to Spire:

As chairman, CEO and president of Stupp Bros., Inc., one of the Company’s largest shareholders with a long-term investment relationship with the Company, Mr. Stupp has historic institutional knowledge of the Company and directly represents shareholder interests. Further, his experience with the various subsidiaries and investments of Stupp Bros., Inc. provides insight as to the pipeline and other infrastructure industries on a national basis as well as insight into the regional economy.

Other public directorships: Mr. Stupp joined the Atrion Corp. board in 1985, where he serves on the compensation committee and chairs the audit committee.

  Chair     Audit     Compensation     Corporate Governance     Strategy

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Governance

Corporate governance at a glance

Board independence

•  Our Board chair is independent

•  Eight out of our nine directors are independent

•  Our CEO is the only non-independent director

•  Among other duties, our chair leads quarterly executive sessions of the independent directors to discuss certain matters without management present

Board composition and diversity

•  The Board consists of nine directors

•  The Board includes four women and five men; two of our directors are racially diverse

•  The Board regularly assesses its performance through Board and committee self-evaluation, as well as peer reviews of individual directors

•  The corporate governance committee regularly leads the full Board in considering Board competencies and refreshment to align with Company strategy

•  The Board is actively engaged in Board succession planning

•  Directors are required to retire from the Board at the annual meeting after reaching age 75

Board committees

•  We have four Board committees—audit, compensation, corporate governance and strategy

•  All committees (except for the strategy committee on which our CEO serves) are composed entirely of independent directors

•  The Board periodically rotates committee chairs and members

Leadership structure	• Our Board chair is independent • The Board members elect our chair annually
Risk oversight

•  Our full Board is responsible for risk oversight and has designated specific committees to lead the oversight efforts with regard to certain key risks

•  Our Board oversees management as it fulfills its responsibilities for the assessment and management of risks

Open communication	• We encourage open communication and strong working relationships among the chair, the CEO and the other directors • Our directors have access to management and employees
Director stock ownership	• Our directors are required to own shares of our common stock equal in value to at least six times their annual cash retainer, or $570,000
Accountability to shareholders	• We use majority voting in director elections • We actively reach out to our shareholders through our engagement program • Shareholders can contact our Board, chair or management by regular mail
Management succession planning	• The Board actively monitors our succession planning and personnel development and receives regular updates on employee engagement matters

Board and committee structure

Our Board currently consists of nine directors, eight of whom are independent. Under our Corporate Governance Guidelines, the chair may be an officer or may be an independent member of the Board, at the discretion of the Board. The Board believes it should be free to use its business judgment to determine what is best for the Company in light of all the circumstances. Mr. Glotzbach is currently chair of the Board.

As chair, Mr. Glotzbach leads the Board in the performance of its duties by working with the chief executive officer to establish meeting agendas and content, engaging with the leadership team between meetings and providing overall guidance as to the Board’s views and perspective.

Ms. Sitherwood, as chief executive officer, focuses on setting the strategy for the Company, overseeing daily operations, developing our leaders and promoting employee engagement throughout the Company.

During the 2020 fiscal year, there were twelve meetings of our Board of Directors. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable committee meetings, and all directors attended the last annual meeting of shareholders.

The standing committees of the Board of Directors include the audit, compensation, corporate governance and strategy committees.

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Qualifications required of all directors

The Board requires that each director be a person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Generally, the Board looks for persons who evidence characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind, practical wisdom and mature judgment; and expertise that is useful to the Company and complementary to the background and experience of other Board members.

In addition, the Board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions and to work collegially and collaboratively. The Board considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership. Diversity is important, because the Board believes that a variety of points of view contribute to a more effective decision-making process.

When recommending director nominees for election by shareholders, the Board and the corporate governance committee focus on how the experience and skill set of each director nominee complements those of fellow directors to create a balanced Board with diverse viewpoints and deep expertise.

Board evaluation process

How we evaluate our Board, committee and individual director performance

How we determine whether the Board has the right skills and experience

The corporate governance committee supports the Board in its development and maintenance of the Board succession plan. Each year, the corporate governance committee leads the Board in discussions regarding whether the Board possesses the appropriate mix of experiences, skills, attributes and tenure that it needs to provide oversight and direction in light of our Company’s current and future business environment and strategic direction, all with the objective of recommending a group of directors that can best continue our success and represent our shareholders’ interests. As part of this discussion, the committee seeks specific input from directors regarding the individual directors whose terms expire at the next annual meeting. The corporate governance committee and Board are committed to developing a diverse pool of potential candidates for future Board service and maintaining a diverse and well-rounded Board.

In an effort to ensure that the directors possess the necessary and appropriate skills and knowledge, all incoming directors participate in the Company’s orientation for new directors, and the corporate governance committee identifies educational programs

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on topics appropriate for public-company board members, which the directors are encouraged to attend. Additionally, management from time to time arranges for speakers during Board and committee meetings to address timely topics, such as audit, compensation and governance. During the Board’s annual strategy session, directors hear presentations from, and engage in discussions with, speakers on numerous strategic and educational topics.

The Board, under the guidance of Mr. Glotzbach, is currently in the process of documenting a long-term Board succession plan that encompasses Board structure, mandatory and potential director and senior officer retirements, the evolving strategy of the Company, and the current and future skills and attributes required for the Board to effectively perform its oversight role.

Board committees and their membership

The following chart shows the fiscal year 2020 membership of our Board committees, committee meetings and committee member attendance while serving on the committee.

	Audit	Compensation	Corporate Governance	Strategy
Number of meetings held	4	7	4	5
Borer	—	100%	—	100%
Fogarty	100%	—	100%	—
Glotzbach	100%	100%	—	100%
Jones	100%	—	—	100%
Newberry	100%	—	100%	—
Schwartz	—	—	100%	100%
Sitherwood	—	—	—	100%
Stupp	—	100%	100%	—
Van Lokeren	—	100%	100%	—

Our Board has delegated certain of its responsibilities to committees to provide for more efficient Board operations and allow directors to engage in deeper analysis and oversight in specific areas. The members and committee chairs are appointed by the Board on recommendations from the corporate governance committee. The chair of each committee helps develop the agenda for that committee and updates the Board after each regular committee meeting and otherwise as appropriate. Each committee reviews its charter annually. The primary responsibilities and membership of each committee are below:

Audit committee
Members Ms. Fogarty (Chair) Mr. Glotzbach Mr. Jones Ms. Newberry Meetings in fiscal 2020: 4

Key responsibilities:

The audit committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process and systems of internal controls, risk and cybersecurity. The audit committee also assists the Board in monitoring the independence and performance of the independent registered public accountant, the internal audit department and the operation of ethics and compliance programs.

All audit committee members were determined by the Board to be independent and financially literate in accordance with New York Stock Exchange requirements. Ms. Fogarty has been determined to be the financial expert for the audit committee.

The audit committee report is included on page 56.

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Compensation committee
Members Mr. Borer (Chair) Mr. Glotzbach Mr. Stupp Ms. Van Lokeren Meetings in fiscal 2020: 7

Key responsibilities:

The compensation committee assists the Board in the discharge of its responsibility relative to the compensation of the Company’s executives, reviews and makes recommendations to the Board relative to the Company’s incentive compensation and equity-based plans, reviews management’s risk assessment of the Company’s compensation practices and programs, and assists the Board in the oversight of succession planning for executive officers. The committee also oversees the investments of the qualified defined benefit pension plans.

All compensation committee members were determined by the Board to be independent in accordance with the New York Stock Exchange requirements. The committee engaged Semler Brossy Consulting Group LLC (‘‘Semler Brossy’’) as its independent compensation consultant for fiscal year 2020.

Compensation Committee Interlocks and Insider Participation: There are no compensation committee interlocks and no insiders are members of the committee.

The compensation committee report is included on page 44.

Corporate Governance committee
Members Ms. Newberry (Chair) Ms. Fogarty Dr. Schwartz Mr. Stupp Ms. Van Lokeren Meetings in fiscal 2020: 4

Key responsibilities:

The corporate governance committee:

•  Considers and makes recommendations to the Board relative to corporate governance and its Corporate Governance Guidelines;

•  Assists the Board in annually assessing what skills would be beneficial to the Company for the Board to possess and whether those skills are represented sufficiently by the existing members and identifying individuals qualified to become Board members;

•  With input from Semler Brossy, makes recommendations to the Board regarding director compensation;

•  Assists the Board in identifying appropriate educational opportunities for Board members and encouraging periodic attendance;

•  Periodically arranges for Board education sessions addressing timely governance topics;

•  Reviews and approves any related-party transactions;

•  Recommends committee chair and member appointments to the full Board;

•  Oversees periodic outreach to institutional shareholders regarding governance topics to assist the Board in staying informed; and

•  Oversees the development of the CSR report.

All corporate governance committee members were determined by the Board to be independent in accordance with New York Stock Exchange requirements.

Strategy committee
Members Mr. Jones (Chair) Mr. Borer Mr. Glotzbach Dr. Schwartz Ms. Sitherwood Meetings in fiscal 2020: 5	Key responsibilities:
The strategy committee oversees the development of the Company’s corporate strategy, including the Company’s long-range strategic plan and advanced strategy, as well as its strategy in the areas of innovation; investment; acquisitions and development opportunities; and public affairs.

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Risk oversight

Management is responsible for assessing and managing risk exposures on a day-to-day basis, and the Board is responsible for overseeing the Company’s risk management. In its oversight role, the Board and its committees ensure that the Company promotes a risk-aware culture and decision-making process. Several of the Board’s committees assist the Board in its risk oversight: the audit committee oversees the financial reporting, cybersecurity and related risks; the compensation committee oversees the compensation and pension plan funding risks; and the strategy committee oversees the Company’s long-range plan, investment strategies, capital structure and financial needs, including leverage, liquidity and funding sources and related matters in the context of the corporate strategy, and the risks related to the Company’s growth strategies.

At the management level, the Company has an officer charged with overseeing the implementation of the enterprise risk management process at the Company. The officer’s efforts are supported by the Board of Directors, Leadership Council and several other leaders across the Company who lead the effort to develop, document and maintain risk mitigation plans. The officer also leads a risk committee that meets throughout the year to assist in identifying, prioritizing and monitoring risks. Because of the use of commodity-based derivatives by three of the Company’s subsidiaries, there is also a smaller risk committee that focuses on the risks and exposures in the commodity-based derivatives markets. The senior leaders of the Company receive periodic updates on the activities of the risk committees, as well as prompt notice of events that may require immediate action by senior leaders.

Compensation risk assessment

During the past year, management, with oversight by the compensation committee, conducted a risk assessment of the Company’s compensation programs, policies and practices for its employees, including the Company’s executive compensation program and practices. This risk assessment included consideration of the mix and amount of compensation:

•	in cash and equity;
•	with short-term and long-term performance goals;
•	with individual, business unit and corporate performance objectives; and
•	dependent on financial and non-financial performance measurement.

The assessment also considered the risk mitigation impact of stock ownership guidelines and retention requirements, Company stock trading and blackout policies, the use of multiple types of metrics, the caps set on incentive compensation, and the role of the compensation committee and its independent consultant. Management regularly assesses risks related to our compensation programs, including our executive compensation programs. At the compensation committee’s direction, its independent compensation consultant Semler Brossy and management provide ongoing information regarding compensation factors that could mitigate or encourage excessive risk-taking.

Management determined, and the committee agreed, that the risks relative to the Company’s compensation policies and practices would not result in a material adverse effect on the Company.

Director independence

The Board of Directors believes that a majority of the directors should be independent and determined that the following members were independent: Borer, Fogarty, Glotzbach, Jones, Newberry, Schwartz, Stupp and Van Lokeren. Ms. Sitherwood, president and chief executive officer, is the only non-independent member of the Board. In determining the independence of directors, the Board found that none of the directors, other than Ms. Sitherwood, have any material relationship with the Company other than as a director. In making these determinations, the Board considers all facts and circumstances as well as certain prescribed standards of independence, which are included with our Corporate Governance Guidelines at www.SpireEnergy.com in the Investors/Governance section. The Director Independence Standards adopted by the Board largely reflect the New York Stock Exchange standards, except that our adopted standards provide that the Board need not consider material the provision of natural gas service to any director or immediate family member of the director or director-related company pursuant to the tariffed rates of the Company’s utilities.

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The independent members of the Board meet in executive session at least quarterly, which sessions are led by Mr. Glotzbach, the current chair of the Board. Each quarter, the chair solicits from other Board members topics for discussion in those sessions. Topics include, from time to time, the performance of the chief executive officer, executive succession planning, executive compensation matters, Board succession planning and the Company’s strategy.

All of the members of the audit, compensation and corporate governance committees are independent under our Director Independence Standards as well as under the standards of the New York Stock Exchange.

Corporate governance documents

Our key corporate governance documents include:

•	Corporate Governance Guidelines
•	Charters of each of the audit, compensation and corporate governance committees
•	Code of Business Conduct
•	Financial Code of Ethics
•	Related Party Transaction Policy and Procedures
•	Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services
•	Director Independence Standards

All of these documents, other than the Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services, are available at www.SpireEnergy.com in the Investors/Governance section, and a copy of any of these documents will be sent to any shareholder upon request.

Corporate Governance Guidelines

The Board generally conducts itself in accordance with its Corporate Governance Guidelines. The guidelines, among other matters, provide:

•	the independent directors may elect a lead director if there is no independent chair;
•	the corporate governance committee will review with the Board, on an annual basis, the requisite skills, characteristics and qualifications to be sought in new Board members as well as the composition of the Board as a whole, including assessments of members’ qualification as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board;
•	a director who retires, changes employment or has any other significant change in his or her professional roles and responsibilities must submit a written offer to resign from the Board; the corporate governance committee will then make a recommendation to the Board regarding appropriate action, taking into account the circumstances at that point in time;
•	directors must limit their service to a total of three boards of publicly traded companies (including our Company) and should advise the chair of the Board and the corporate governance committee chair before accepting an invitation to serve on another public company board;
•	directors are expected to attend the annual meeting of shareholders and meetings of the Board and the committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities;
•	the Board and its committees conduct annual assessments of their performance as well as assessments of the performance of each individual director;
•	directors have access to executives of the Company;
•	the Board and each committee have the ability to hire independent legal, financial or other advisors as they may deem necessary, at the Company’s expense, without consulting or obtaining the approval of any officer of the Company;
•	a director must retire from the Board at the annual meeting of shareholders following the director’s 75th birthday; and
•	all new directors participate in the Company’s orientation for new directors, and directors are encouraged to attend educational programs.

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Related Party Transaction Policy and Procedures

We have adopted a written Related Party Transaction Policy and Procedures, which is used by our corporate governance committee to determine whether to pre-approve transactions involving more than $100,000 with our directors, executive officers, 5% or greater shareholders, and their immediate family members. Based on its consideration of all the relevant facts and circumstances, the committee will decide whether or not to approve the transaction and will approve only those transactions that it determines to be in the best interest of the Company. If the Company becomes aware of an existing transaction with a related party that has not been approved under the policy, the matter will be referred to the committee. The committee will evaluate all options available, including ratification, revision or termination of such transaction. While the committee generally reviews and considers approval or ratification of related party transactions, the Board has delegated to the corporate governance committee chair the authority to pre-approve or ratify, as applicable, any related party transaction involving an aggregate amount of less than $100,000. The policy also includes certain transactions that are deemed pre-approved because they do not pose a significant risk of a conflict of interest. Such pre-approved transactions include the provision of natural gas service to any of the related parties by our utility subsidiaries in accordance with their respective tariffed rates and those transactions at such a level as not to be material to the Company or the related party.

There were no related party transactions in fiscal year 2020 requiring committee action.

Policy regarding the approval of independent registered public accountant provision of audit and non-audit services

Consistent with Securities and Exchange Commission (“SEC”) requirements regarding accountant independence, the audit committee recognizes the importance of maintaining the independence, in fact and appearance, of our independent registered public accountant. To this end, the audit committee adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant. Under the policy, the committee or its designated member must pre-approve services prior to commencement of the specified service. Any pre-approvals by the designated member between meetings will be reported to the audit committee at its next meeting. The requests for pre-approval are submitted to the audit committee or its designated member, as applicable, by both the independent accountant and the Company’s chief financial officer or designee and must include (a) a written description of the services to be provided in detail sufficient to enable the audit committee to make an informed decision with regard to each proposed service and (b) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and Public Company Accounting Oversight Board’s (“PCAOB”) rules on auditor independence. The pre-approval fee levels are established and reviewed by the audit committee periodically, primarily through a quarterly report provided to the audit committee by management. Any proposed services exceeding these levels require specific pre-approval by the audit committee. Generally, after review of the pre-approved services incurred each quarter, the audit committee resets the pre-approval dollar level. At each regularly scheduled audit committee meeting, the audit committee shall review the following:

•	A report provided by management summarizing the pre-approved services, or grouping of related services, including fees; and
•	A listing of newly pre-approved services since its last regularly scheduled meeting.

Audit committee’s review of independent auditor

The audit committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations and approval. An important element of this oversight is the lead client service partner’s quarterly meetings with Ms. Fogarty, the audit committee chair, and monthly meetings with Mr. Glotzbach, who serves on the audit committee and chairs the Board. Annually, the committee evaluates whether retaining Deloitte as the Company’s independent auditor for the upcoming year is in the best interest of Spire and its shareholders. As part of this analysis, the committee considers, among other factors:

•	how effectively Deloitte is maintaining its independence as demonstrated by exercising judgment, objectivity and professional skepticism;

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•	the quality, candor, timeliness and effectiveness of Deloitte’s communications with the committee and management;
•	the adequacy of information provided on accounting issues, auditing issues and regulatory developments affecting utility companies;
•	the lead client service partner’s performance;
•	whether Deloitte’s known legal risks include involvement in proceedings that could impair its ability to perform the annual audit;
•	reports of the PCAOB and other available data regarding the quality of work performed by Deloitte;
•	the ability of Deloitte to meet deadlines and respond quickly;
•	the geographic reach and expertise of Deloitte in terms of quantity, quality and location of staff;
•	Deloitte’s long tenure and experience as the Company’s auditor; and
•	the historical and proposed Deloitte fees charged to the Company.

The committee also factors in the relative costs, benefits, challenges, overall advisability and potential impact of selecting a different independent public accounting firm.

As part of its role in overseeing the external auditors, the committee is responsible for the selection of the Deloitte lead client service partner, and as required by law, assures rotation of the lead partner every five years. At the beginning of the new lead partner selection process, Deloitte provides a list of candidates to members of senior management, who, in turn, evaluate and interview the candidates and submit a recommendation to the committee. The committee considers senior management’s recommendations and those of Deloitte leadership; evaluates the qualifications, strengths and weaknesses of the candidates; and selects the lead client service partner.

Other key governance policies and practices

Recoupment

We have a policy that addresses recoupment of amounts from executive officers’ and other employees’ performance-based awards under the annual and equity incentive plans to the extent that they would have been materially less due to inaccurate financial statements, fraud or intentional, willful or gross misconduct.

Prohibition of hedging/pledging of stock

Our policy on the purchase and sale of securities prohibits executive officers and board members from: (1) entering into hedging transactions with respect to Company securities, including, without limitation, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities; and (2) holding Company stock in a margin account or pledging Company stock as collateral for a loan. Negative pledges are not prohibited by this policy. During this past fiscal year, the Board of Directors amended the policy on the purchase and sale of securities to remove the exception to the prohibition on pledging Company stock.

Board engagement with management

On a monthly basis, Mr. Glotzbach, the chair of the Board, meets with our CEO and certain members of the management team, depending on the topics to be discussed. This is an opportunity for management to have timely conversations with the chair regarding key Company updates. The topics discussed typically include progress on strategic initiatives, leadership development and management succession planning, governance items and financial updates. After the meeting, Mr. Glotzbach prepares summary notes and shares them with the other directors to ensure they are up-to-date on significant developments. Mr. Glotzbach is also accessible to management on an as-needed basis between monthly meetings, exchanging text messages and emails and engaging in telephone conversations to provide guidance and oversight on key, time-sensitive issues. Committee chairs are similarly available to management on an as-needed basis.

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Shareholder outreach

Our investor relations and corporate governance teams reach out to our largest institutional investors biannually, seeking their input and feedback regarding governance topics and our disclosure practices. This year we specifically requested feedback on our proxy statement and governance disclosures. We continue to seek input and guidance on our environmental, social and governance practices and disclosures, as well.

Shareholder nominee recommendations and nominee qualifications

Shareholders who wish to recommend nominees to the corporate governance committee should make their submission to the committee by September 29 preceding the annual meeting by submitting it to:

Corporate Governance Committee Chair

c/o Spire Inc.

700 Market Street
St. Louis, MO 63101
Attn: Corporate Secretary

Candidates properly recommended by shareholders will be evaluated by the committee using the same criteria as applied to other candidates as described on page 15.

Correspondence with the Board

Those who desire to communicate with the independent directors should send correspondence addressed to:

Chair of the Board

c/o Spire Inc.

700 Market Street
St. Louis, MO 63101

Attn: Corporate Secretary

All appropriate correspondence is forwarded directly to the chair of the Board. The Company does not, however, forward spam, sales, marketing or mass mailing materials; product or service complaints or inquiries; new product or service suggestions; resumes and other forms of job inquiries; or surveys. However, any filtered information is available to any director upon request.

Directors’ compensation

The corporate governance committee periodically reviews director compensation relative to data of the Company’s comparator group provided by the compensation committee’s independent consultant, which was Semler Brossy during fiscal year 2020. The basic retainers and fees payable in fiscal year 2020 are set forth below. No retainers or fees are paid to directors who are executives or employees of the Company and its subsidiaries.

Annual Board cash retainer	$ 95,000
Annual Board stock retainer	110,000
Chair of the Board annual retainer	100,000
Audit committee chair annual retainer	15,000
Compensation committee chair annual retainer	12,500
Corporate Governance committee chair annual retainer	10,000
Other committee chair annual retainer	10,000

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The amount and form of the annual Board retainer are fixed annually by vote of the Board. Each year, the corporate governance committee reviews peer and market research on amounts and structure of board of director fees and makes a recommendation to the Board regarding the amount and structure of the Board fees. Since February 1, 2019, the annual retainer has been $205,000, of which the pro-rated cash portion is $95,000 and $110,000 is payable in shares of our common stock. The number of shares is determined by dividing $110,000 by the average closing stock price of our common stock during the 30-day period preceding the grant date and rounding to the nearest ten shares. There are no additional meeting fees. The directors’ stock ownership requirement is six times the annual cash retainer.

Effective in fiscal 2020, the Company’s Deferred Income Plan (“DIP”) allows directors to elect to defer all or a portion of their annual equity awards. If a director elects to defer all or a portion of the annual equity grant, the deferred portion is awarded as phantom shares and upon vesting an amount of money equal to the value of the shares at vesting is credited to the Company Stock Fund in the director’s DIP account. Dividends paid on deferred equity will be credited to the director’s DIP account to any fund instructed by the director other than the Company Stock Fund. Directors may not transfer deferred equity out of the Company Stock Fund until after he or she retires from the Board.

The Board has imposed a limit of $400,000 per director on the annual amount of the restricted stock retainer that could be approved by the Board for payment to independent directors. The table below discloses the compensation paid or earned by all those who served as Company directors in fiscal year 2020. Not included in the table is the Retirement Plan for Non-Employee Directors in which participation and benefits have been frozen since November 1, 2002. Under that plan, a non-employee director who had at least five years of service as a director of the Company or its predecessor as of November 1, 2002, qualified for an annual payment after retirement in an amount equal to the Board retainer at November 1, 2002 ($18,000), with such payments being made for the longer of 10 years or life. The only current director eligible for benefits under the plan is Ms. Van Lokeren.

Name	Fees earned or paid in cash	Stock awards	(1)	Nonqualified deferred compensation earnings	(2)	Total
Borer	$107,500	$112,834		$ 16,522		$236,856
Fogarty	110,000	112,834		7,869		230,703
Glotzbach	195,000	112,834		124,001		431,835
Jones	105,000	112,834		–		217,834
Newberry	105,000	112,834		9,142		226,976
Schwartz	95,000	112,834		–		207,834
Stupp	95,000	112,834		–		207,834
Van Lokeren	95,000	112,834		143,691		351,525
(1)	Amounts calculated are the grant date fair value of awards granted during the fiscal year using the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Compensation-Stock Compensation” (FASB ASC Topic 718). See Note 3, Stock-Based Compensation, of the Notes to Consolidated Financial Statements in the 2020 10-K for a discussion regarding the manner in which the fair value of these awards is calculated, including assumptions used.

The table below provides more details relative to the restricted stock awards made under the 2015 Equity Incentive Plan that have not yet vested:

Name	Number of shares awarded in fiscal year 2020	Number of phantom shares awarded in fiscal year 2020	Aggregate number of shares awarded and not vested at 2020 fiscal year end
Borer	990	330	–
Fogarty	1,320	–	–
Glotzbach	1,320	–	–
Jones	1,320	–	–
Newberry	1,320	–	–
Schwartz	–	1,320	–
Stupp	–	1,320	–
Van Lokeren	1,320	–	–
The February 2020 grants of 1,320 restricted shares or phantom units under the 2015 Equity Incentive Plan had a six-month vesting requirement and vested on August 3, 2020, for all non-employee directors.
(2)	Represents above-market earnings in fiscal year 2020 on deferrals of fees and retainers by participating directors in the Deferred Income Plans.

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Beneficial ownership of Spire stock

The following table shows, as of November 1, 2020, the number of shares of our common and preferred stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each current director and director nominee, (iii) each named executive officer listed in the “Summary compensation table” and (iv) all directors, nominees and executive officers as a group.

Amount and nature of ownership

Name	Common shares beneficially owned	(1)	Percentage of common shares beneficially owned	Depositary shares of Series A preferred stock beneficially owned	Percentage of Series A preferred shares beneficially owned	Phantom shares owned	(7)
M. A. Borer	10,900		*	–		330
M. C. Darrell	55,579	(2)	*	–		1,260
M. V. Fogarty	11,230		*	–		–
M. C. Geiselhart	26,804	(2)	*	–		1,200
E. L. Glotzbach	28,204		*	8,000	*	–
R. L. Jones	7,430		*	–		–
S. L. Lindsey	42,453	(2)	*	–		1,567
B. D. Newberry	22,080		*	–		–
S. P. Rasche	33,923	(2)	*	7,797	*	–
S. S. Schwartz	1,470		*	–		1,320
S. Sitherwood	121,915	(2)	*	–		7,380
J. P. Stupp	1,121,160	(3)	2.2%	–		1,320
M. A. Van Lokeren	27,815		*	–		–
BlackRock, Inc.	6,108,631	(4)	12.0%
The Vanguard Group, Inc.	5,385,162	(5)	10.56%
American Century Companies, Inc.	4,412,902	(6)	8.66%
All directors and executive officers as a group (16)	1,528,842		3.0%

*Less than 1%.

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.
(2)	Includes restricted non-vested shares granted under the 2015 Equity Incentive Plan, as to which a recipient has sole voting power and no current investment power as follows: M. C. Darrell – 2,780; M. C. Geiselhart – 2,640; S. L. Lindsey – 4,944; S. P. Rasche – 4,950; S. Sitherwood – 13,280. Includes 2,268 shares held by Mr. Rasche’s account in the 401(k) plan.
(3)	Includes 1,104,000 shares owned by Stupp Bros., Inc. Mr. Stupp is a director and executive officer of Stupp Bros., Inc. and has an interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc., which is located at 3800 Weber Road, St. Louis, MO 63125. The Stupp Bros., Inc. shares are subject to a negative pledge.
(4)	Information provided as of December 31, 2019, in Schedule 13G filed on February 4, 2020, by BlackRock, Inc., whose address is 55 East 52nd Street, New York, NY 10055. The report indicates that it has 5,983,119 shares with sole voting power, 6,108,631 shares with sole investment power, and no shares with shared voting power or shared investment power. The subsidiaries included in the report were as follows:
BlackRock (Netherlands) B.V.	BlackRock Fund Advisors†
BlackRock Advisors, LLC	BlackRock Institutional Trust Company, N.A.
BlackRock Asset Management Canada Limited	BlackRock Investment Management (Australia) Limited
BlackRock Asset Management Ireland Limited	BlackRock Investment Management (UK) Limited
BlackRock Asset Management Schweiz AG	BlackRock Investment Management, LLC
BlackRock Financial Management, Inc.	BlackRock Life Limited
†	BlackRock Fund Advisors is a subsidiary of BlackRock, Inc. and beneficially owns 5% or greater of the outstanding shares of the Company’s stock according to the report. No other subsidiary included in the report owns 5% or greater of the outstanding shares of the Company’s stock according to the report.

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(5)	Information provided as of December 31, 2019, in Schedule 13G filed on February 12, 2020, by The Vanguard Group, Inc., whose address is 100 Vanguard Blvd., Malvern, PA 19355. The report indicates that it has 62,251 shares with sole voting power, 5,323,394 shares with sole investment power, 19,666 shares with shared voting power and 61,768 shares with shared investment power. The subsidiaries in the report, none of which owns 5% or greater of the Company’s shares, were:
Vanguard Fiduciary Trust Company	Vanguard Investments Australia, Ltd.
(6)	Information provided as of December 31, 2019, in Schedule 13G filed on February 11, 2020, by American Century Companies, Inc. (“ACC”), whose address is 4500 Main Street, 9th Floor, Kansas City, MO 64111. The report indicates that it has 4,203,278 shares with sole voting power, 4,412,902 shares with sole investment power, and no shares with shared voting power or shared investment power. ACC is controlled by Stowers Institute for Medical Research, which is a beneficial owner of securities that are the subject of the report. American Century Investment Management, Inc. is a wholly owned subsidiary of ACC and an investment adviser registered under §203 of the Investment Advisers Act of 1940.
(7)	For executive officers and non-employee directors, respectively, this column includes time-vested restricted stock grants that were deferred by the respective executive officer or non-employee director pursuant to the terms of Spire’s Deferred Income Plan and, therefore, granted as phantom shares. Phantom shares are payable in cash and do not have voting rights. The phantom shares owned by the executive officers have not yet vested.

The following table sets forth aggregate information regarding the Company’s equity compensation plan as of September 30, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	265,996	$–	455,797
Equity compensation plans not approved by security holders	–	–	–
Total	265,996	$–	455,797
(1)	Reflects the Company’s 2015 Equity Incentive Plan.

Information on the above-referenced equity incentive plan is set forth in Note 3, Stock-based Compensation, of the Notes to Consolidated Financial Statements in the 2020 10-K.

Stock ownership guidelines and holding requirements for non-employee directors and executive officers

To provide a direct link between director, executive officer and shareholder interests, the Company adopted a stock ownership policy. The table to the right indicates the number of shares directors and executive officers are expected to own under the policy.

Directors must retain 90% and executive officers must retain 75% of the net shares awarded to them under Company plans until they meet the stock ownership requirements. All directors and executive officers are currently in compliance with the stock ownership policy.

Stock ownership guidelines
Directors	6x annual cash retainer
Chief executive officer	6x base salary
Executive vice presidents	3x base salary
Senior vice presidents	2x base salary
All other officers	1x base salary

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Proposal 2: Advisory vote to approve the compensation of our named executive officers

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking your approval of the Company’s compensation of the named executive officers as disclosed in this proxy statement. Although the vote on this proposal is advisory and nonbinding, the compensation committee and Board will review the results of the vote and consider the collective views of our shareholders in future determinations concerning our executive compensation program generally and the compensation of our named executive officers in particular.

As noted in the following Compensation Discussion and Analysis, the Company’s philosophy is to pay for performance by making compensation decisions based on what promotes our corporate strategy, creates shareholder value and remains equitable for the Company, its employees and its shareholders. In the process of making these decisions, we also consider the types and levels of compensation in the marketplace. We urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in more detail our compensation policies and procedures. Throughout the year, our compensation committee assesses our compensation programs to ensure they are consistent with our pay philosophy. In determining how to vote on this proposal, please consider our compensation governance and pay structure:

•	Recoupment: Our policy addresses recoupment of amounts from executive officers’ and other employees’ performance-based awards under the annual and equity incentive plans to the extent that they would have been materially less due to inaccurate financial statements, fraud or intentional, willful or gross misconduct.
•	Prohibition of hedging/pledging of stock: Our policy on the purchase and sale of securities prohibits executive officers and board members from (1) entering into hedging transactions with respect to Company securities, including, without limitation, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities; and (2) holding Company stock in a margin account or pledging Company stock as collateral for a loan.
•	Stock ownership requirements: Our stock ownership requirements, which are outlined on page 25, further strengthen the alignment of our executives with our shareholders.
•	Compensation balance: Most of the compensation to the named executive officers is aligned with corporate performance in areas related to our customers, our shareholders and our employees. The Company seeks to balance short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long term.
•	Independent compensation consultant: The compensation committee’s consultant is independent.
•	Modest perquisites: The Company’s use of perquisites is modest.
•	Caps on incentive awards: We have limits on incentive compensation, which cap all potential annual incentive plan awards at 150% of target and all equity incentive plan awards at 200% of target.
•	No employment agreements or excise tax gross-up: The Company does not enter into employment agreements or provide excise tax gross-up protections.
•	No additional years of service credited: The supplemental pension plans are traditional plans that cover the compensation not included in the qualified pension plan due solely to tax limitations, and do not otherwise factor in additional compensation or additional years of service.

The Board of Directors is asking shareholders to support the Company’s named executive officer compensation as disclosed in this proxy statement. The compensation committee and the Board of Directors believe the compensation program effectively implements the Company’s compensation principles and policies, achieves the Company’s compensation objectives, and aligns the interests of the executives and shareholders. Accordingly, the Board asks shareholders to cast a nonbinding vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement for the annual meeting of shareholders, including the Compensation Discussion and Analysis, compensation tables and other related disclosures.”

Your Board of Directors recommends a vote “FOR” advisory approval of the compensation of our named executive officers.

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Executive compensation

Compensation Discussion and Analysis (“CD&A”)

This CD&A contains a detailed description of the Company’s executive compensation program, including our compensation philosophy, the elements of compensation that we provide to our named executive officers (“NEOs”), the process that is undertaken to determine awards of compensation and the actual compensation provided to our NEOs in fiscal year 2020.

Our named executive officers

The Company’s NEOs for fiscal year 2020 were:

Suzanne Sitherwood	Steven P. Rasche	Steven L. Lindsey	Mark C. Darrell	Michael C. Geiselhart
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer	Executive Vice President, Chief Operating Officer	Senior Vice President, Chief Legal and Compliance Officer	Senior Vice President, Chief Strategy and Corporate Development Officer

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Executive summary

2020 Company performance

The compensation committee (“Committee”) believes that the actions taken by the Company’s chief executive officer (“CEO”) and management team throughout fiscal year 2020 positively impacted the Company’s results and positioned the Company for continued success. The Committee determined that no adjustments to executive compensation were needed in relation to the COVID-19 pandemic.

The numbers highlighted below provide information on the Company’s performance in the last two fiscal years, which was a critical consideration in the Company’s determination of appropriate executive compensation. For the fiscal year ended September 30, 2020, the Company reported a $96.0 million decrease in consolidated net income to $88.6 million from $184.6 million for fiscal year ended September 30, 2019. The decrease reflects after-tax impairment charges in fiscal year 2020 totaling $117.3 million related primarily to Spire’s storage operations and a $9.3 million after-tax provision for Infrastructure System Replacement Surcharge (“ISRS”) rulings recorded in the prior year.

Excluding these amounts, net income grew $12.0 million, driven by the Gas Utility segment as a result of higher ISRS revenues at Spire Missouri and favorable Rate Stabilization and Equalization adjustments at Spire Alabama, partially offset by a decline for the Gas Marketing segment due to the costs of incremental storage capacity and less favorable market conditions. Net income and earnings per share are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management also uses the non-GAAP measures of net economic earnings (“NEE”) and NEE per share when internally evaluating and reporting results of operations, as discussed on pages 32-33 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020 (the “2020 10-K”). NEE for 2020 was $207.8 million, up from $195.1 million for 2019. The $12.7 million growth includes a $13.6 million increase in the Gas Utility segment and a $10.3 million decrease for Gas Marketing, as well as improvements in other operations. The results are discussed further beginning on page 35 of the 2020 10-K.

Consolidated Net Income	Basic Net Economic Earnings per Share	Declared Dividends per Common Share
$88.6M	$3.77	$2.49
GAAP	NON-GAAP	Up from $2.37 for FY19
Down from $184.6 million for FY19	Up from $3.74 for FY19

Alignment of pay and performance

The graph below evidences the Company’s commitment to the pay-for-performance philosophy as it compares the Company’s basic net economic earnings per share to the Annual Incentive Plan (“AIP”) amounts earned by the NEOs. Given that Mr. Geiselhart became an NEO for the first time for fiscal year 2017, the graph excludes his AIP amounts for the performance periods prior to such dates. However, the graph reflects AIP amounts for the NEO that preceded him in fiscal years 2015 and 2016.

Basic net economic earnings per share is the key metric used to determine funding under the Company’s AIP. It is calculated like GAAP basic earnings per share except net income is replaced by net economic earnings and the weighted average shares outstanding are adjusted to exclude the impact, in the fiscal year of issuance, of shares issued to finance acquisitions that were not yet included in net economic earnings. Further explanation of net economic earnings is provided on pages 35 and 36 of this proxy statement.

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The Company also emphasizes pay for performance by placing a majority of the NEOs’ target total direct compensation (“TTDC”) at risk through the annual and long-term incentive plans. TTDC includes base salary at the end of fiscal year 2020, the 2020 target AIP opportunity, and the market value (target shares multiplied by grant date fair value) of awards made under the 2015 Equity Incentive Plan (“EIP”) during fiscal year 2020. Furthermore, the equity incentive award, the largest portion of incentive pay, focuses on long-term performance. The graph to the right shows the mix of fixed (base pay) and at-risk (annual and long-term incentive) pay.

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Compensation overview and philosophy

The Committee establishes the executive compensation philosophy and assists the Board in the development and oversight of all aspects of executive compensation.

Our pay-for-performance compensation philosophy promotes our corporate strategy and creates shareholder value, while remaining equitable for the Company, its executives and its shareholders. The Committee believes that its compensation practices reflect a responsible pay-for-performance culture. The Committee seeks to deliver a total compensation package that balances short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long term.

The Committee also promotes a competitive compensation program to attract, motivate and retain key executives. Each year, the Committee reviews the Company’s pay program for its executive officers to evaluate total compensation in relation to the Company’s peer group. The Company’s compensation philosophy is to target total compensation in the median range of peer comparator data, with actual pay dependent on Company results and the executive’s performance, skills and experience.

Pay-for-Performance The compensation program should promote our corporate strategy and create shareholder value. Balance Annual and long-term incentive opportunities should reward the appropriate balance of short- and long-term financial, strategic and operational business results. Competitiveness The compensation program should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing Company performance.

The Committee considered the results of the advisory “say-on-pay” proposal in January 2020 when making compensation decisions. A majority (97.46%) of the votes cast approved the compensation program described in the Company’s proxy statement. The considered judgment of the Committee, which included taking into account the support from the shareholder vote, was that no significant changes to the executive compensation program were warranted.

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Best practices in executive compensation

Our executive compensation program reflects the following best practices, which ensure effective compensation governance and align interests between shareholders and executives.

What we do
Executive annual incentive plan (AIP) awards are capped at 150% of target
Total grant value under the equity incentive plan (EIP) is capped at 200% of target
A majority (75%) of long-term incentive compensation (shares and value) is performance-contingent
Time-based equity awards are granted with a three-year cliff vesting schedule
Non-vested equity awards are not accelerated after a change in control unless the executive is terminated, or the award is not assumed or substituted by the successor company (i.e., double trigger)
Executives and directors are subject to stock ownership guidelines and retention requirements
Our executive severance program standardizes severance benefits and limits benefit triggers to termination by the Company without cause or the participant’s termination for good reason
Our recoupment policy applies to all executive officers for performance-contingent awards made under the AIP and EIP
What we don’t do
No employment agreements with executives
No excise tax gross-ups for executives
No dividends on performance-contingent stock awards prior to vesting
No hedging or pledging of Company stock
No excessive perquisites for executives

Components of executive compensation

The table below provides the components and objectives of the Company’s executive compensation program.

Element	Purpose/Objective	Key features	Performance measures
Base salary	Designed to attract and retain key executive talent and to reward leadership effectiveness	• Fixed portion of annual compensation

Based on factors deemed relevant by the Company, including:

•  job responsibilities and performance in his or her position

•  level of experience and expertise in a given area

•  role in developing and executing corporate strategy

•  current leadership

•  comparison of salaries for similar positions at comparator companies

Annual cash incentive	Designed to motivate and reward short-term, annual results tied to corporate and individual performance objectives	• Targets are a percentage of base salary, and awards are paid in cash • Actual payouts may range between 0%-150% of target, based on actual results relative to metrics	Varied weightings of corporate and individual performance metrics, depending on the individual’s role and position within the Company
Long-term incentives	Designed to encourage retention and further tie executive compensation to stock appreciation and long-term company performance	• 25% time-based restricted shares (“TBRSs”)	Three-year cliff vesting period to encourage retention and further tie executive compensation to stock appreciation during that vesting period
		• 75% performance-contingent stock units (“PCSUs”) • Actual payouts may range between 0%-200% of target, based on actual results relative to metrics	PCSUs vest based on the average net economic earnings per share over a three-year period, as well as total shareholder return performance relative to peer group, with each metric weighted at 50%

After reviewing market and peer group data, as well as other analysis from the Committee’s independent compensation consultant, and considering the role, experience and expertise of each executive officer, the Committee determines the appropriate balance among the components of executive compensation in the total compensation package. Generally, the Committee determines whether to make certain market adjustments to base salaries and sets target opportunities under the annual and long-term incentive programs that, when combined, produce TTDC that is consistent with the Company’s compensation philosophy.

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Summary of 2020 compensation decisions for NEOs

Below is a summary of the pay actions that were taken for the Company’s NEOs in fiscal year 2020, as well as a description of their individual achievements that formed the basis of the individual performance metric for their annual incentive awards.

Suzanne Sitherwood  |  President and Chief Executive Officer

Age: 60 Spire experience: 9 years

Individual performance:

•   Led the Company to deliver continued earnings growth, resulting in favorable return to shareholders

•   Oversaw Spire’s various gas distribution businesses in a very successful year, meeting demand and generating net income, contributing to basic net economic earnings per share of $3.77

•   Oversaw Company’s strategic and continuing response to the COVID-19 pandemic, minimizing the impact of the pandemic on Spire’s shareholders, customers and employees

•   Led Spire’s efforts to proactively address market forces shaping and changing the natural gas industry

•   Continued to be a highly respected civic leader in the St. Louis region

Base salary: The salary for Ms. Sitherwood was increased to $925,000 from $900,000 in December 2019, a 3% increase.

Annual incentive: Ms. Sitherwood received an annual incentive award of $749,250, representing an 81% payout against target. Ms. Sitherwood’s annual incentive target remained at 100% of base salary for fiscal year 2020.

Long-term incentive: Ms. Sitherwood received a long-term incentive grant in December 2019 valued at $2,263,409, split into 75% PCSUs and 25% TBRSs.

Steven P. Rasche  |  Executive Vice President, Chief Financial Officer

Age: 60 Spire experience: 11 years

Individual performance:

•   Raised $600M of capital to support the investment and growth across our businesses, including securing $150M term loan to secure liquidity early in COVID-19 pandemic

•   Developed strategic capital planning model to provide insight into long-term replacement program, rate base growth potential and an expansion of the long-term capex plan and earnings growth targets

•   Completed evaluation of Spire Storage development plan and resulting re-valuation

•   Assumed business unit ownership of Spire Marketing

•   Successfully supported implementation of new Energy Trading & Risk Management system for Spire Marketing and Spire One projects

•   Implemented Oracle Services Procurement, which simplifies and expedites end-user processes for procuring third-party construction services

Base salary: The salary for Mr. Rasche was increased to $457,000 from $436,500 in December 2019, a 5% increase.

Annual incentive: Mr. Rasche received an annual incentive award of $221,182, representing an 81% payout against target. Mr. Rasche’s annual incentive target remained at 60% of base salary for fiscal year 2020.

Long-term incentive: Mr. Rasche received a long-term incentive grant in December 2019 valued at $499,151, split into 75% PCSUs and 25% TBRSs.

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Steven L. Lindsey  |  Executive Vice President, Chief Operating Officer

Age: 54 Spire experience: 8 years

Individual performance:

•   Oversaw a 17% year-over-year improvement in employee safety metrics

•   Led Company to set historical Spire records for new meter additions and new business capital

•   Oversaw expansion of Spire’s service territory in Missouri and Alabama

•   Supported Spire STL Pipeline going into service in fiscal year 2020

•   Supported Spire Storage efficiently operating through winter, meeting all customer commitments

•    Oversaw gas utilities, Spire STL Pipeline and Spire Storage business units

•   Assumed leadership role of Crisis Management Team during COVID-19 pandemic

•   Led implementation of Spire’s Natural Gas Champions program

•   Supported successful implementation of multiple IT projects

•   Actively engaged with federal, state and local policymakers and regulators

•   Supported increase of unique accounts on MyAccount, Spire’s online bill-pay system

Base salary: The salary for Mr. Lindsey was increased to $535,000 from $475,000 in December 2019, a 13% increase. Mr. Lindsey’s increase was related to his promotion to Executive Vice President, Chief Operating Officer, effective January 1, 2020.

Annual incentive: Mr. Lindsey received an annual incentive award of $320,351, representing an 81% payout against target. Mr. Lindsey’s annual incentive target was increased from 60% to 75% of base salary for fiscal year 2020. The increase to Mr. Lindsey’s target was also related to his promotion described above.

Long-term incentive: Mr. Lindsey received a long-term incentive grant in December 2019 valued at $739,287, split into 75% PCSUs and 25% TBRSs.

Mark C. Darrell  |   Senior Vice President, Chief Legal and Compliance Officer

Age: 62 Spire experience: 16 years

Individual performance:

•   Reorganized legal department to support business unit model to increase quality of legal assistance throughout the business

•   Supported ISRS remand issues and settlement of COVID-19 AAO matter before Missouri Public Service Commission

•   Led Company’s advocacy efforts addressing U.S. Department of Energy’s appliance efficiency rules

•   Supported Company’s efforts to develop a stronger public policy presence in favor of natural gas

•   Oversaw legal support for Company’s comprehensive capital market activities

•   Supported COVID-19 corporate response through creation of protocols addressing the pandemic

•   Oversaw the Company’s FERC compliance review and comprehensive training activities

•   Supported continued refinement of enterprise risk management program

•   Oversaw increased comprehensive general liability and directors and officers insurance coverage in difficult market

Base salary: The salary for Mr. Darrell was increased to $412,000 from $400,000 in December 2019, a 3% increase.

Annual incentive: Mr. Darrell received an annual incentive award of $166,574, representing an 81% payout against target. Mr. Darrell’s annual incentive target remained at 50% of base salary for fiscal year 2020.

Long-term incentive: Mr. Darrell received a long-term incentive grant in December 2019 valued at $387,960, split into 75% PCSUs and 25% TBRSs.

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Michael C. Geiselhart  |   Senior Vice President, Chief Strategy and Corporate Development Officer

Age: 61 Spire experience: 14 years

Individual performance:

•   Led research, analysis and valuation of various merger and acquisition opportunities and other natural gas investments

•   Developed white paper for Spire’s advanced strategy process

•   Completed 20-year forecast to explore annual NEEPS growth rate that can be achieved via pipeline replacement program

•   Developed expansion business cases and long-term scenarios for Spire Storage and supported impairment valuations related to Spire Storage

•   Supported new leadership in Spire Storage and Spire STL Pipeline to ensure successful transition

•   Monitored gas market fundamentals, merger and acquisition transactions and key capital market developments

Base salary: The salary for Mr. Geiselhart remained $412,000 for fiscal year 2020.

Annual incentive: Mr. Geiselhart received an annual incentive award of $167,324, representing an 81% payout against target. Mr. Geiselhart’s annual incentive target remained at 50% of base salary for fiscal year 2020.

Long-term incentive: Mr. Geiselhart received a long-term incentive grant in December 2019 valued at $369,558, split into 75% PCSUs and 25% TBRSs.

Comparison of total direct compensation from FY19 to FY20

Below is a comparison of total direct compensation for each NEO from fiscal year 2019 to fiscal year 2020.

		FY19	FY20	% Change
Sitherwood	Base Salary	$900,000	$925,000
	Annual Incentive	897,300	749,250
	Long-Term Incentive	2,320,527	2,263,409
	Total	$4,117,827	$3,937,659	-4.4%
Rasche	Base Salary	$436,500	$457,000
	Annual Incentive	256,966	221,182
	Long-Term Incentive	553,726	499,151
	Total	$1,247,192	$1,177,333	-5.6%
Lindsey	Base Salary	$475,000	$535,000
	Annual Incentive	300,337	320,351
	Long-Term Incentive	687,995	739,287
	Total	$1,463,332	$1,594,638	9.0%
Darrell	Base Salary	$400,000	$412,000
	Annual Incentive	197,134	166,574
	Long-Term Incentive	451,233	387,960
	Total	$1,048,367	$966,534	-7.8%
Geiselhart	Base Salary	$412,000	$412,000
	Annual Incentive	195,336	167,324
	Long-Term Incentive	429,796	369,558
	Total	$1,037,132	$948,882	-8.5%

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Analysis of 2020 compensation decisions and actions

Base salary

In November 2019, the Committee approved merit increases to NEO salaries for fiscal year 2020. The salary increases for the NEOs are detailed above in the “Summary of 2020 compensation decisions for NEOs.” The Committee determined that these salary adjustments properly reflected the NEOs’ contributions to successful business growth while continuing to focus within the NEOs’ functional areas.

Annual incentive compensation

At the beginning of each fiscal year, the Board reviews and sets key performance metrics for the AIP based on the Company’s business and strategic plan for the upcoming year. Actual payments to executives are then based on the fiscal year results of the Company as well as the executive’s individual performance. The Committee, in collaboration with management, sets the targets for the corporate metric described below, based on an analysis of prior years’ performance and an intention to achieve growth in future years. Individual objectives are set for each NEO, with such objectives relating to the executive’s functional area of responsibility and aligning with corporate strategy.

The following chart sets forth the 2020 AIP targets as a percentage of base salary and the weightings of the corporate and individual metrics for each NEO:

Corporate metric

The corporate metric used in determining the AIP awards evaluates the Company’s financial success for the fiscal year. The metric used is basic net economic earnings per share (“NEEPS”). Net economic earnings exclude from net income the after-tax impacts of fair value accounting and timing adjustments associated with energy-related transactions, the impacts of acquisitions, divestiture and restructuring activities, and the largely non-cash impacts of impairments and other non-recurring or unusual items, such as certain regulatory, legislative or GAAP standard-setting actions.

The Committee and management believe that excluding these items provides a useful representation of the economic impact of actual settled transactions and overall results of ongoing operations. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures. More information regarding net economic earnings can be found in the 2020 10-K in the Non-GAAP Measures section of our Management’s Discussion and Analysis of Financial Condition and Results of Operations. The table below shows the level of performance for the corporate metric for fiscal year 2020.

Corporate metric	Threshold performance	Target performance	High performance	Actual performance	Resulting corporate metric payout percentage
Basic net economic earnings per share	$3.52	$3.90	$4.10	$3.77	81%

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Individual performance metric

Individual performance measures are generally subjective and relate to the manner in which the executive accomplishes the individual objectives set for that executive during the year. This allows for assessment of the executive’s leadership role in furthering the values and culture of the Company as well as contributing to its long-term success. The individual performance metric results for each NEO were based on the achievements identified above in the “Summary of 2020 compensation decisions for NEOs” section.

Performance status is reviewed periodically during the year, and the Committee reviews the final evaluation shortly after the end of the fiscal year but awaits the audit results before approving the final payouts. Some discretionary adjustments may be applied, where appropriate, and there are instances where objectives may be modified during the year, when warranted. No discretionary adjustments were applied in fiscal year 2020.

Fiscal year 2020 AIP results

After evaluating the performance of the Company and the NEOs in fiscal year 2020, the Committee approved annual incentive awards. These AIP awards reflected that the NEOs showed strong leadership to strategically operate the business during a fiscal year that presented various challenges. The leadership team produced demonstrable results and progress in the areas of safety, organic growth, innovation, and contributions to our communities.

As a result of the performance on the metrics described herein, the NEOs earned the following amounts under the AIP.

	Corporate	Individual	Total annual incentive plan payout	Total annual incentive plan payout as % of target
Suzanne Sitherwood	$ 636,863	$ 112,387	$ 749,250	81%
Steven P. Rasche	166,040	55,142	221,182	81
Steven L. Lindsey	256,470	63,881	320,351	81
Mark C. Darrell	125,046	41,528	166,574	81
Michael C. Geiselhart	125,609	41,715	167,324	81

Long-term incentive compensation

The Committee approves equity grants with approximately 75% of the value of long-term incentives being awarded in performance-contingent stock units (“PCSUs”) and approximately 25% of the value being awarded in time-based restricted shares (“TBRSs”). The Committee bases the size of equity awards on its assessment of a market-based analysis of TTDC for each NEO.

Grants made in fiscal year 2020

On November 13, 2019, the Committee authorized the grants of TBRSs (“2020 TBRSs”) and PCSUs (“2020 PCSUs”) to 29 officers, including all of the NEOs. The grants were made on December 4, 2019. Both the 2020 TBRSs and the 2020 PCSUs are included in the “Grants of plan-based awards” table in this proxy statement.

The 2020 TBRSs fully vest on the third anniversary of the grant date if the recipient continues employment with the Company through that date. Quarterly dividends are paid on TBRSs during the vesting period.

The 2020 PCSUs consist of stock units that become eligible to vest after a three-year performance period is complete and the Company’s average NEEPS over the performance period exceed the annualized declared dividend per share for the common stock as of the award date (“Dividend Related Earnings”). If there are no Dividend Related Earnings, the units and related dividend equivalents are forfeited. If the Company meets the Dividend Related Earnings metric, the actual number of units that vest is determined by the Committee based on the factors described below.

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The factors that dictate the vesting levels of the 2020 PCSUs are average NEEPS over fiscal years 2020-2022 and a Total Shareholder Return (“TSR”) metric that compares the Company’s TSR performance to its peer group (described herein on pages 40-41), with these metrics each weighted at 50%. These metrics may be achieved at threshold, target or high performance levels, as evaluated by the Committee.

Performance under the NEEPS metric is measured by calculating the three-year average of the Company’s NEEPS. In the first year of the performance period, NEEPS was $3.77 on a non-diluted basis. NEEPS for fiscal years 2021 and 2022 will be added to the 2020 NEEPS amount for calculating the three-year average NEEPS to determine if performance at any level has been achieved.

Performance under the TSR metric for the 2020 PCSUs is measured based on Spire’s rank among its peer group, which produces a percentile among the group that corresponds with various levels of performance as reflected below.

	Threshold performance	Target performance	High performance
Total shareholder return	25th percentile	50th percentile	100th percentile

The threshold level produces vesting of 50% of the target level of stock units for each metric. The target level produces vesting of 100% of the target level of stock units for each metric, and the high performance level produces vesting of 200% of the target level of stock units for each metric.

Dividend equivalents on PCSUs accrue throughout the performance period and will only be paid to the participants in proportion to the number of shares actually earned at vesting. No interest is paid on the accrued dividends.

The performance targets set for EIP grants are considered to be confidential and competitive information, particularly to the extent the performance targets relate to projected Company financial data and strategy, neither of which the Company publicly discloses. The Committee believes that targeted levels of performance for the EIP grants are challenging and will not be achieved all of the time. High performance levels will be difficult to achieve and will require exceptional performance. The following chart shows the vesting levels for prior fiscal years as a percentage of target.

Fiscal years	Grants vested at % of target
2014-2016	119%
2015-2017	87
2016-2018	51
2017-2019	97
2018-2020	71

With regard to the Committee’s certification of performance, the Committee, which is comprised solely of independent directors, reviews and discusses the calculations of the metrics to verify compliance with the terms of the award agreement and determines the level of performance achieved and the number of shares earned. The Committee then approves a resolution that reflects the Committee’s determinations. The PCSUs will vest only upon the Committee’s certification as to performance.

Grants that vested in 2020

On November 8, 2017, the Committee authorized the grant of TBRSs and PCSUs to 25 current officers, including all NEOs. The grants were made on November 15, 2017. These awards vested on November 15, 2020.

The PCSUs were granted for the performance period of fiscal years 2018-2020. The vesting of those awards was based upon the three-year average NEEPS metric and the three-year relative TSR metric based on the peer group in place at the time of grant. Additional information about the peer group can be found herein at pages 40-41. TSR for the Company and peer group was calculated as follows:

Total share value at the end of the performance period is calculated as the average share price for the last 20 trading days of the performance period ending September 30, 2020, plus the value of reinvested dividends. Average share price immediately prior to the grant is calculated using the average share price for the last 20 trading days immediately prior to September 30, 2017.

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In reviewing the Company’s performance over the period and in accordance with the terms of the EIP, the Committee evaluated the NEEPS metric by averaging the NEEPS for each of fiscal years 2018, 2019 and 2020. The metrics and actual performance for the 2017 PCSUs were as follows:

	Weighting	Threshold performance	Target performance	High performance	Actual performance
Total shareholder return	50%	25th percentile	50th percentile	100th percentile	38th percentile
Payout percentage		50%	100%	200%	75%
Three-year average NEEPS	50%	$3.64	$3.98	$4.25	$3.75
Payout percentage		50%	100%	200%	66%

Grants that vested November 15, 2020

On November 11, 2020, the Committee certified these performance outcomes, resulting in a total of 25,729 PCSUs vesting (representing 71% of target) for the NEOs. A total of 12,150 TBRSs also vested for the NEOs over the last year. The table to the right shows the number of PCSUs and TBRSs that vested for each NEO.

	PCSUs	TBRSs	Total
Sitherwood	12,656	5,980	18,636
Rasche	3,356	1,580	4,936
Lindsey	4,104	1,940	6,044
Darrell	2,877	1,360	4,237
Geiselhart	2,736	1,290	4,026

Executive compensation governance

Roles in executive compensation

The Committee implements and administers the Company’s compensation philosophy and engages an independent compensation consultant to provide market reference perspective and to serve as an advisor. The compensation consultant serves at the request of, and reports directly to, the Committee and does not perform other significant services for the Company.

In fiscal year 2020, the Committee continued its retention of Semler Brossy Consulting Group LLC (“Semler Brossy”) to serve as its consultant. Semler Brossy is an independent firm, providing executive compensation consulting services to the Committee. Semler Brossy also provides consulting services to the corporate governance committee regarding non-employee director compensation. Semler Brossy reports to the Committee and attends all Committee meetings either in person or by telephone.

The Committee determined that the compensation consultant is independent, and its work has not raised any conflicts of interest.

While the Committee receives advice on executive compensation from its compensation consultant, the Committee and the Board retain all decision-making authority to ensure that the decisions reflect the Company’s pay-for-performance philosophy.

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The table below outlines the roles and responsibilities of the various parties in determining and deciding executive compensation.

Party	Roles and responsibilities
Compensation committee

•   Reviews and approves a compensation philosophy/policy with respect to executive officer compensation

•   Reviews and approves the evaluation process and compensation structure for the Company’s executive officers on an annual basis

•   Reviews and recommends to the Board the corporate goals and objectives for the CEO’s performance and assists the Board in evaluating the CEO’s performance in light of those goals and objectives and then sets the CEO’s current compensation, including salary, and short-term and long-term compensation on an annual basis

•   Reviews and approves the corporate goals and objectives for the executive officers’ performance, evaluates the performance of the Company’s executive officers, and approves the annual compensation, including salary and short-term and long-term compensation for such executive officers on an annual basis

•   Administers and makes recommendations to the Board regarding cash and equity-based incentive plans

•   Reviews compensation risk assessment of the Company’s compensation policies and practices

•   Oversees the development and review of executive succession plans and assists the Board in developing and evaluating potential candidates for executive positions

Independent compensation consultant

•   Advises the Committee on performance metrics and linkage between pay and performance

•   Keeps the Committee informed of current industry and market trends

•   Makes recommendations to the Committee on companies to consider as a comparator peer group

•   Presents findings relative to the competitiveness of the Company’s executive compensation

•   Provides guidance and consultation on management’s risk assessment of the Company’s executive compensation

•   Reviews and provides input on the CD&A

Independent members of the Board	• Approve compensation of the CEO
CEO

•   Evaluates the performance of all Company executive officers other than the CEO

•   Recommends base salary adjustments for those officers

•   Recommends promotions, as appropriate

•   Recommends awards under the AIP based on each executive officer’s performance

•   Recommends equity grants under the EIP to the executive officers, based on each officer’s strategic role in executing the corporate strategy to build long-term shareholder value

Other members of management

•   Human Resources – provides analyses, compensation data and information to the Committee and the independent compensation consultant to facilitate the Committee’s review of compensation; develops and conducts risk assessment of the Company’s executive compensation

•   Chief Financial Officer – provides reports on financial performance relative to the metrics included in the incentive programs as well as the financial impact of compensation decisions

•   Internal Audit – provides the results of its audit of performance relative to the metrics

Compensation committee actions in 2020

The Committee’s review of the Company’s executive pay practices has continued to improve the integrity of our pay-for-performance philosophy, align the interests of our executive officers and shareholders, and strengthen our governance commitment. In 2020, the Committee:

•	Reviewed the Compensation Committee Charter and determined that no changes were required;
•	Reviewed and discussed executive compensation trends including issues related to pay practices and incentives plans in light of the COVID-19 pandemic;
•	Reviewed the annual and long-term incentive designs and determined that no changes were required with respect to the metrics, vehicle mix and weightings;
•	Continued to utilize Willis Towers Watson Energy Services Executive Compensation Survey (“WTW Survey”) as the primary market reference to assist the Committee in making its compensation decisions for the executive officers;
•	Reviewed tally sheets for the executive officers;
•	Reviewed the peer group used to evaluate relative TSR for the PCSUs and approved changes to the group to remove companies that were acquired or above $6 billion in revenue and to add companies that reported data in the 2019 WTW Survey and with annual revenues of $1 billion to $6 billion;
•	Reviewed and approved corporate goals for the annual and long-term incentive plans;
•	Reviewed and certified performance results for the annual and long-term incentive plans;
•	Reviewed and approved an enhancement to the Company’s deferred income plan by providing an expanded offering of investment options for eligible employees, including executive officers;

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•	Continued the practice of awarding EIP grants to executives based on fixed value for each position, with validation of the grant levels from competitive market data;
•	Conducted an annual compensation risk assessment to evaluate the extent to which the Company’s compensation policies and practices could exacerbate enterprise risks or encourage excessive risk-taking behavior in a manner that would adversely impact the business;
•	Reviewed and approved the use of executive talent profiles in the succession planning process as well as individual development activities; and
•	Reviewed and discussed the Company’s compensation discussion and analysis for the proxy statement.

Spire’s use of comparator data

Spire uses comparator data in its compensation process in multiple ways. Comparator data is used for evaluating and determining executive compensation levels, and a peer group that is reviewed and approved annually is used for the TSR metric under the EIP. The rationale for the use of this comparator data is described below.

Competitive market compensation analysis

Each year, the Committee evaluates certain comparative data when determining executive compensation levels to help ensure that compensation opportunities being delivered to our executive officers are competitive within the industry markets in which the Company competes for talent. Although the Committee reviews the data to see how the Company’s executive compensation levels compare to the median range of the Company’s comparator peer data set, decisions are not guided solely by such data, as the Committee’s focus is to make compensation decisions uniquely appropriate for the Company and the individual executive officer.

To assist the Committee in its annual market review of executive officer compensation, the independent compensation consultant prepares an analysis of the market competitiveness of compensation for each executive officer. The independent compensation consultant’s analysis includes a combination of survey and publicly available peer company pay information to establish competitive market rates for base salary and annual and long-term incentives for the executive officer positions. This allows the Committee to ensure our competitive market data is robust, reliable and objective on an ongoing basis.

In making compensation decisions, the Committee uses primary and secondary comparator data sets. The primary comparator data set is the Willis Towers Watson Energy Services Executive Compensation Survey, which is a proprietary third-party survey that included responses from 125 companies in 2019. The specific identity of respondents for any given position is not provided to the Company. Because of the large variance in size among participating companies within the survey, the independent compensation consultant conducts analyses, including regression, to adjust the compensation data for differences in revenue scope. These adjustments are necessary to allow for appropriate size comparisons between our Company and the participating companies in the survey. The WTW Survey is used as the primary data source for assessing the individual competitiveness of the executive officers’ pay because it is a more robust sample of data and allows for specific functional matches for each officer.

The secondary comparator data set used in making compensation decisions consists of specific utility companies also utilized in the TSR peer group discussed below. This secondary set of data is used to gauge affordability and the aggregate positioning of executive officer compensation. It also provides a secondary reference point and provides greater detail to the Committee on a company-by-company basis. For fiscal year 2020, these companies included Alliant Energy Corporation, Atmos Energy Corporation, Avista Corporation, Black Hills Corporation, New Jersey Resources Corporation, NiSource Inc., NorthWestern Corporation, Northwest Natural Gas Company, South Jersey Industries, Inc., and Southwest Gas Corporation.

For each executive, the Committee determines whether target total compensation is sufficient to retain and motivate the executive. If adjustments are needed to create greater alignment with the Company’s compensation philosophy, or to reflect unique circumstances at the Company, the Committee evaluates each component of compensation (base salary, short-term incentive and long-term incentive targets) to determine where such adjustments may be required. In addition, the Committee considers other subjective factors in its compensation decisions, such as individual performance, experience, future potential and expertise.

TSR peer group

Annually, the independent compensation consultant, along with the Company’s finance leadership, reviews our peer group members and recommends a group composition that considers industry-appropriateness, business size and changes necessitated due to acquisitions and divestitures. This peer group is used to evaluate the relative TSR metric for vesting of PCSUs. The table below shows our TSR peer group for fiscal year 2020, as well as a comparison of peer group members for fiscal years 2017-2019.

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TSR has historically been determined by benchmarking the Company’s performance against a specific set of gas utility peer companies. Over time, there has been a reduction in the numbers of peers in the peer set due to the consolidating nature of the natural gas industry. Accordingly, in November 2018, the Committee determined that the peer group used to evaluate the relative TSR metric should be expanded to provide a more accurate and stable pool of companies to be used for comparison.

The text in orange below signifies companies that have been added to the peer group each year, and the text in purple below shows companies that have been removed from the peer group each year. These changes to the peer group are taken into account by the Committee at the time of vesting. For fiscal year 2020, the peer group includes the public companies that participated in the 2019 WTW Survey and have annual revenues of $1 billion to $6 billion, as well as any legacy peer group companies that did not participate in the 2019 WTW Survey. The Committee believed that this peer group is an appropriate range of companies against which the Company’s success can be more accurately measured.

FY17	FY18	FY19	FY20
		ALLETE, Inc.	ALLETE, Inc.
Alliant Energy Corp.	Alliant Energy Corp.	Alliant Energy Corp.	Alliant Energy Corp.
Atmos Energy Corp.	Atmos Energy Corp.	Atmos Energy Corp.	Atmos Energy Corp.
		Avangrid, Inc.	[removed due to size]
Avista Corp.	Avista Corp.	Avista Corp.	Avista Corp.
Black Hills Corp.	Black Hills Corp.	Black Hills Corp.	Black Hills Corp.
		BWX Technologies, Inc.	BWX Technologies, Inc.
		Cheniere Energy, Inc.	[removed due to size]
		Enable Midstream Partners, LP	Enable Midstream Partners, LP
		EQT Corporation	EQT Corporation
		EnLink Midstream, LLC	[removed due to size]
		Evergy, Inc.	Evergy, Inc.
		First Solar, Inc.	First Solar, Inc.
		Genesis Energy, L.P.	Genesis Energy, L.P.
		Hawaiian Electric Industries, Inc.	Hawaiian Electric Industries, Inc.
		Helmerich & Payne, Inc.	Helmerich & Payne, Inc.
ICF International Inc.
IDACORP, Inc.
MDU Resources Group, Inc.
MRC Global Inc.
New Jersey Resources Corp.	New Jersey Resources Corp.	New Jersey Resources Corp.	New Jersey Resources Corp.
NiSource Inc.	NiSource Inc.	NiSource Inc.	NiSource Inc.
Northwest Natural Gas Co.	Northwest Natural Gas Co.	Northwest Natural Gas Co.	Northwest Natural Gas Co.
NorthWestern Corp.	NorthWestern Corp.	NorthWestern Corp.	NorthWestern Corp.
NuStar Energy L.P.
		OGE Energy Corp.	OGE Energy Corp.
ONE Gas, Inc.	ONE Gas, Inc.	ONE Gas, Inc.	ONE Gas, Inc.
		Pinnacle West Capital Corporation	Pinnacle West Capital Corporation
		PNM Resources, Inc.	PNM Resources, Inc.
		Portland General Electric Company	Portland General Electric Company
South Jersey Industries, Inc.	South Jersey Industries, Inc.	South Jersey Industries, Inc.	South Jersey Industries, Inc.
Southwest Gas Corp.	Southwest Gas Corp.	Southwest Gas Corp.	Southwest Gas Corp.
Vectren Corp.	Vectren Corp.	[acquired February 2019]
WGL Holdings, Inc.	[acquired July 2018]
		Vistra Energy Corp.	[removed due to size]
13 peers	13 peers	29 peers	29 peers
(11 peers as of 9/30/20)	(11 peers as of 9/30/20)	(28 peers as of 9/30/20)	(29 peers as of 9/30/20)

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Termination and change in control

The Company believes it is important to provide officers certain compensation in the event of a termination after a change in control, particularly since it does not enter into employment agreements. In addition to the payments described below, the annual and long-term incentive benefits payable to the NEOs upon termination with or without a change in control are described in the “Potential payments upon termination or change in control” section later in this proxy statement.

Executive Severance Plan

Ms. Sitherwood and Mr. Lindsey participate in the Company’s Executive Severance Plan. The Executive Severance Plan provides for a severance benefit if a participant’s employment is terminated by the Company without cause or by the participant for good reason (such terms being defined in the plan). No payment will be made on account of a participant’s death or disability.

The severance benefit is a lump sum payment equal to the participant’s applicable percentage (200% for Ms. Sitherwood and 100% for Mr. Lindsey) of the participant’s base salary, plus a cash payment equal to the estimated cost of continued medical, dental and vision benefits for a period of 24 months for Ms. Sitherwood and 12 months for Mr. Lindsey.

In the event of a qualifying termination following a change in control, the severance benefit will be a lump sum payment equal to the participant’s applicable percentage (300% for Ms. Sitherwood and 200% for Mr. Lindsey) of the participant’s base salary plus the participant’s AIP target, plus a cash payment equal to the estimated cost of continued medical, dental and vision benefits for a period of 36 months for Ms. Sitherwood and 24 months for Mr. Lindsey.

The plan defines a change in control as (i) one or more persons acquiring 30% or more of the Company’s outstanding shares; (ii) replacement of a majority of the Board by individuals whose nominations were not approved by a majority of the Board; (iii) consummation of a reorganization, merger or consolidation that results in the Company’s shareholders no longer owning more than 50% of the voting power of the surviving entity’s outstanding securities; or (iv) a liquidation or dissolution of the Company, or a sale of at least 80% of the Company’s assets.

A participant must sign a Confidentiality, Non-Disparagement, Non-Competition and Non-Solicitation Agreement and must execute a release in order to receive a payment under the Executive Severance Plan.

Management Continuity Protection Plan

The Management Continuity Protection Plan (“MCPP”) was adopted in 1991 and was most recently restated in 2005. Effective January 1, 2015, no new participants will enter the MCPP.

Of the NEOs, Messrs. Rasche, Darrell and Geiselhart were covered by the MCPP at fiscal year-end. The MCPP provides for the payment of benefits to officers in certain termination events after a change in control, which is defined as occurring when a person acquires more than 50% of the voting power of securities of the Company or if a person acquires between 30% and 50% of the voting power and the Board determines that a de facto change in control has occurred.

The MCPP provides for a lump-sum payment in an amount equal to the average W-2 compensation paid to a participant for the five-year period immediately preceding cessation of employment, multiplied by 2.99 for an executive vice president or 2.00 for the other officers.

The MCPP does not provide benefit payments to those participants who have reached normal retirement age of 65 and provides no benefits if the officer is terminated for cause. The MCPP limits the amount of the benefit payable to an amount equal to the participant’s average monthly compensation for the five-year period immediately preceding the cessation of employment multiplied by the number of months until the date the participant would reach normal retirement age of 65.

If, after a change in control, a participant in the MCPP is terminated other than for cause, resigns or retires within 54 months in the case of any executive vice president, or within 42 months in the case of all other officers, then the participant is entitled to the lump sum amount described above. However, the amount is reduced for each month the participant remains employed by the Company starting with the seventh month after the change in control. The amount of the reduction is 1/48 per month for an executive vice president and 1/36 per month for all other officers.

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Other Company-provided benefits

The Company believes retirement, health and welfare benefits serve an important role in the total compensation and benefits package offered to employees to assist in attracting and retaining key talent. The Company provides both Company-paid and voluntary health and welfare programs. The programs are reviewed periodically pursuant to the Company’s intent to be competitive within the industry in terms of total compensation.

Retirement plans

The Company offers its employees a defined contribution 401(k) plan that provides a Company match for all employees, including the NEOs. All of the NEOs participated in the Spire Employee Savings Plan in 2020.

The NEOs participate in a qualified defined benefit retirement plan sponsored by Spire Missouri Inc. for its employees. Spire Missouri Inc. also provides NEOs with non-qualified supplemental retirement plan benefits. More details relative to these plans are included in the “Pension plan compensation” section later in this proxy statement.

Life insurance

The Company provides a life insurance benefit for Ms. Sitherwood in an amount equal to $500,000 while employed by the Company, and the Company provides a life insurance benefit for Messrs. Rasche, Lindsey, Darrell and Geiselhart equal to 200% of base salary, subject to a maximum of $1,500,000 while employed by the Company. Following retirement, the Company provides a life insurance benefit equal to: 50% of the employee’s active life insurance benefit, subject to a maximum of $250,000, if under age 70; or 25% of the employee’s active life insurance benefit, subject to a maximum of $125,000, if age 70 or older. The costs for this coverage are included in the “All other compensation” column of the “Summary compensation table.”

Deferred income plans

Since 1986, the Company has offered its directors, officers and certain key employees the opportunity to defer income under deferred income plans. More details on the plans are provided in the “Non-qualified deferred compensation” section later in this proxy statement.

Perquisites

As a matter of business philosophy, the Company provides limited perquisites or personal benefits to executive officers (including the CEO). These limited perquisites include spousal travel to industry associations that encourage spousal attendance, and executive financial and tax planning. When an executive must relocate, perquisites may also include the payment of relocation expenses as well as the associated tax obligations.

Tax implications of the Committee’s compensation decisions

Section 162(m) of the Internal Revenue Code (“Code”) generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other current and former executive officers in any year to $1 million in the year compensation becomes taxable to the executive.

The Committee has historically considered Section 162(m) in the design of incentive plans to preserve the corporate tax deductibility of compensation. However, in light of changes made to Section 162(m) for tax years beginning after December 31, 2017, the Committee anticipates that a larger portion of future compensation paid to our NEOs will be subject to a tax deduction disallowance under Section 162(m). The Committee recognizes that factors other than tax deductibility should be considered in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Annually, the Committee reviews all compensation programs and payments, including the tax impact on the Company.

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Accounting information

The Company accounts for equity incentive grants under FASB ASC Topic 718. The fair value of stock-based awards is estimated using the closing price of the Company’s common stock on the grant date or, for those with the total shareholder return modifier, using a Monte Carlo simulation model that assesses probabilities of various outcomes of market conditions. Each year, an independent third party runs the Monte Carlo simulation, which is subject to the audit procedures of the Company’s independent registered public accounting firm. During fiscal year 2020, the Company did not make any modifications to equity grants that resulted in a re-measurement of expense under the accounting rules.

Compensation committee report

The Committee has reviewed and discussed with Company management the CD&A section included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board (and the Board has approved) that this CD&A be included in this proxy statement and incorporated by reference in the 2020 10-K.

Compensation committee

Mark A. Borer, Chair

Edward L. Glotzbach

John P. Stupp Jr.

Mary Ann Van Lokeren

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Executive compensation tables

Summary compensation table

The table that follows presents information about compensation for the Company’s NEOs for the last three completed fiscal years.

Salary

Salary includes amounts earned in each fiscal year. In fiscal year 2020, the Committee approved adjustments to salaries of officers at its November 2019 meeting after the appointment of officers. The amounts in this column also include any amounts of salary that the NEO may have deferred under the Spire Employee Savings Plan and the Spire Deferred Income Plan. Salary deferred under the Spire Deferred Income Plan also appears in the “Executive contributions in last FY” column of the “Non-qualified deferred compensation table” later in this proxy statement.

Bonus

The amounts in this column represent sign-on or discretionary bonuses. No such bonuses were made in fiscal year 2020. Amounts under the Company’s AIP are reported in the “Non-equity incentive plan compensation” column.

Stock awards

The amounts in this column represent the aggregate grant date fair value calculated using the provisions of FASB ASC Topic 718 exclusive of the estimate of forfeitures. For those shares subject to performance-based conditions, the value reflects the probable outcome as of the grant date.

Non-equity incentive plan compensation

This column includes incentive payments earned by the NEOs under the AIP. Further details relative to the AIP can be found in the CD&A.

Change in pension value and non-qualified deferred compensation earnings

This column includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Spire Missouri Employees’ Retirement Plan and the supplemental retirement plans, as well as the above-market or preferential earnings in fiscal year 2020 on deferrals in the deferred income plans.

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Summary compensation table

Name	Year	Salary	Bonus	Stock awards	(1)	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings	(2)	All other compensation	(3)	Total
Suzanne Sitherwood President and Chief Executive Officer	2020	$928,847	$ –	$2,263,409		$749,250	$266,064		$197,156		$4,404,726
	2019	900,096	–	2,320,527		897,300	246,688		150,978		4,515,589
	2018	871,154	–	1,904,893		858,000	208,799		173,993		4,016,839
Steven P. Rasche Executive Vice President, Chief Financial Officer	2020	457,835	–	499,151		221,182	105,967		82,760		1,366,895
	2019	431,373	–	553,726		256,966	93,093		61,555		1,396,713
	2018	410,308	–	504,689		243,546	81,299		70,736		1,310,578
Steven L. Lindsey Executive Vice President, Chief Operating Officer	2020	531,270	–	739,287		320,351	90,117		69,864		1,750,889
	2019	472,317	–	687,995		300,337	97,248		69,864		1,627,761
	2018	438,193	–	617,715		254,514	59,867		83,113		1,453,402
Mark C. Darrell Senior Vice President, Chief Legal and Compliance Officer	2020	413,600	–	387,960		166,574	125,389		71,479		1,165,002
	2019	398,250	–	451,233		197,134	145,027		58,413		1,250,057
	2018	383,923	–	433,038		189,220	78,152		65,598		1,149,931
Michael C. Geiselhart Senior Vice President, Chief Strategy and Corporate Development Officer	2020	415,170	–	369,558		167,324	135,491		49,547		1,137,090
	2019	410,385	–	429,796		195,336	187,613		48,678		1,271,808
	2018	388,077	–	411,550		192,261	137,109		40,987		1,169,984
(1)	See the Stock-Based Compensation footnote of the consolidated financial statements in the 2020 10-K for discussions regarding the manner in which the fair value of these awards is calculated, including assumptions used. Further information regarding the 2020 awards is included in the “Grants of plan-based awards” table and “Outstanding equity awards at fiscal year-end table” elsewhere in this proxy statement. The maximum financial impact for the 2020 stock awards for the NEOs is as follows:
Sitherwood	$3,127,755
Rasche	689,666
Lindsey	1,021,625
Darrell	536,312
Geiselhart	510,883

The amounts for stock awards are presented excluding any actual or estimated forfeitures.

(2)	The amounts shown below in the “Above-market interest” column are also included in the amounts in the “Aggregate earnings in last FY” column of the “Non-qualified deferred compensation table” for the deferred income plans.

	Increase in pension value	Above-market interest	Total
Sitherwood	$217,483	$48,581	$266,064
Rasche	89,232	16,735	105,967
Lindsey	89,018	1,099	90,117
Darrell	109,334	16,055	125,389
Geiselhart	105,095	30,396	135,491
(3)	The table below provides details on the amounts included in the “all other compensation” column for fiscal year 2020:

	401(k) match	Perquisites	(a)	Dividend equivalents	(b)	Dividends	(c)	Other	Total
Sitherwood	$14,250	$17,797		$128,547		$36,562		$ –	$197,156
Rasche	12,098	20,895		37,424		12,343		–	82,760
Lindsey	14,250	17,483		45,246		13,031		–	69,864
Darrell	16,712	13,794		31,941		7,805		–	71,479
Geiselhart	12,091	6,844		23,406		7,206		–	49,547
(a)	Perquisites include life insurance premiums, spousal travel, and executive financial and tax planning.
(b)	Dividend equivalents are paid on PCSUs at the time of vesting.
(c)	Dividends are paid quarterly on TBRSs during the three-year vesting period.

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Grants of plan-based awards

The plans under which grants in the table below were made are generally described in the CD&A in the “Annual incentive compensation” and “Long-term incentive compensation” sections.

Under the AIP, performance metrics and potential targets for awards are typically approved in November, with the determinations of earned award amounts made the following November, based upon corporate and individual performance in the most recently completed fiscal year.

Equity awards are generally considered for grant in November each year, with the grant date occurring after the November Committee and Board meetings. Under the EIP, the Committee may grant performance-based awards, stock appreciation rights, stock options, restricted stock shares or restricted stock units.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other		Grant date
Name	Grant date	Action date	Threshold	Target	Maximum	Threshold	(In shares) Target	Maximum	stock awards	(3)	fair value of stock awards	(4)
Sitherwood	11/13/19	11/13/19	$462,500	$925,000	$1,387,500
	12/04/19	11/13/19				11,070	22,140	44,280			$1,714,854
	12/04/19	11/13/19							7,380		548,555
Rasche	11/13/19	11/13/19	137,100	274,200	411,300
	12/04/19	11/13/19				2,440	4,880	9,760			377,994
	12/04/19	11/13/19							1,630		121,157
Lindsey	11/13/19	11/13/19	200,625	401,250	601,875
	12/04/19	11/13/19				3,616	7,232	14,464			560,152
	12/04/19	11/13/19							2,410		179,135
Darrell	11/13/19	11/13/19	103,000	206,000	309,000
	12/04/19	11/13/19				1,900	3,800	7,600			294,305
	12/04/19	11/13/19							1,260		93,655
Geiselhart	11/13/19	11/13/19	103,000	206,000	309,000
	12/04/19	11/13/19				1,810	3,620	7,240			280,362
	12/04/19	11/13/19							1,200		89,196
(1)	These columns show the range of possible payouts for AIP in fiscal year 2020. The amounts paid in fiscal year 2021 but earned based upon performance in fiscal year 2020 are included in the “Non-equity incentive plan compensation” column in the “Summary compensation table” and are based on the metrics described in the CD&A.
(2)	These columns show the range of possible payouts for the PCSU awards granted in fiscal year 2020.
(3)	This column shows the award of TBRS granted in fiscal year 2020 as to which the restrictions will lapse on November 21, 2022. Details of each grant are listed in the “Outstanding equity awards at fiscal year end table.”
(4)	This column provides the grant date fair value of PCSU and TBRS awards using the provisions of FASB ASC Topic 718, exclusive of the estimate of forfeitures. For those shares in the “Estimated future payouts under equity incentive plan awards” columns, the value reflects the probable outcome on the grant date and is the same as the amount included for such shares in the “Stock awards” column for 2020 in the “Summary compensation table.”

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In December 2019, EIP awards were made to Ms. Sitherwood and Messrs. Rasche, Lindsey, Darrell and Geiselhart. These awards included PCSUs that vest upon the attainment of multi-year performance objectives. Under the terms of the awards, these units may vest if certain corporate performance metrics for the 2020-2022 fiscal year performance period are met or exceeded. The performance metrics for the units granted in fiscal year 2020 are the cumulative three-year average NEEPS over fiscal years 2020-2022 and three-year relative TSR, which are weighted at 50% each. If the performance criteria are not satisfied for the fiscal years 2020-2022 performance period, the awards will be forfeited. At the conclusion of the performance period, payouts can range from 0% to 200% of target for each metric. After vesting, executives are expected to retain 75% of vested shares until their stock ownership requirements are met. In the event of a change in control, vesting may accelerate at the target level on a pro rata basis if the awards have not already been forfeited and the successor does not assume the award or provide a comparable award, provided that the assumed or replacement award must provide that the vesting will be accelerated if the participant is terminated without cause within 24 months of the change in control. If a participant leaves the Company due to death, disability or retirement, the participant’s award may vest on a pro rata basis if the performance metrics are met. Dividend equivalents on PCSUs are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting. No interest is paid on the accrued dividends. More details on these awards are included in the “Long-term incentive compensation” section of the CD&A.

Outstanding equity awards at fiscal year end table

Name	Stock award grant date	No. of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	(1)	Stock award vesting date	Equity incentive plan awards: No. of unearned shares, units or other rights that have not vested	(2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Sitherwood	11/15/17	5,980	$318,136		11/15/20	17,950		$ 954,940
	11/14/18	7,300	388,360		11/14/21	21,910		1,165,612
	12/04/19	7,380	392,616		11/21/22	22,140		1,177,848
Rasche	11/15/17	1,580	84,056		11/15/20	4,760		253,232
	11/14/18	1,740	92,568		11/14/21	5,230		278,236
	12/04/19	1,630	86,716		11/21/22	4,880		259,616
Lindsey	11/15/17	1,940	103,208		11/15/20	5,820		309,624
	11/14/18	2,160	114,912		11/14/21	6,500		345,800
	12/04/19	2,410	128,212		11/21/22	7,232		384,742
Darrell	11/15/17	1,360	72,352		11/15/20	4,080		217,056
	11/14/18	1,420	75,544		11/14/21	4,260		226,632
	12/04/19	1,260	67,032		11/21/22	3,800		202,160
Geiselhart	11/15/17	1,290	68,628		11/15/20	3,880		206,416
	11/14/18	1,350	71,820		11/14/21	4,060		215,992
	12/04/19	1,200	63,840		11/21/22	3,620		192,584
(1)	The dollar amounts in this column reflect the value calculated at $53.20 per share, the closing price of the Company stock on September 30, 2020. The percentage of equity awards deferred under the Spire Deferred Income Plan in fiscal year 2020 are as follows. TBRS were not eligible for deferral until 2019.

Percentage of Equity Awards Deferred under Spire Deferred Income Plan

	2017		2018		2019
	PCSU	TBRS	PCSU	TBRS	PCSU	TBRS
Sitherwood	100%	N/A	100%	N/A	100%	100%
Rasche	100	N/A	100	N/A	100	0
Lindsey	33	N/A	33	N/A	65	65
Darrell	100	N/A	100	N/A	100	100
Geiselhart	100	N/A	100	N/A	100	100

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(2)	Vesting dates, performance periods and levels of awards, assuming performance metrics are met, are provided below:

Grant date	Performance period	Vesting date	Name	Threshold	Target	Maximum
11/15/17	10/1/17-9/30/20	11/15/20	Sitherwood	8,975	17,950	35,900
			Rasche	2,380	4,760	9,520
			Lindsey	2,910	5,820	11,640
			Darrell	2,040	4,080	8,160
			Geiselhart	1,940	3,880	7,760
11/14/18	10/1/18-9/30/21	11/14/21	Sitherwood	10,955	21,910	43,820
			Rasche	2,615	5,230	10,460
			Lindsey	3,250	6,500	13,000
			Darrell	2,130	4,260	8,520
			Geiselhart	2,030	4,060	8,120
12/04/19	10/1/19-9/30/22	11/22/22	Sitherwood	11,070	22,140	44,280
			Rasche	2,440	4,880	9,760
			Lindsey	3,616	7,232	14,464
			Darrell	1,900	3,800	7,600
			Geiselhart	1,810	3,620	7,240

Option exercises and stock vested in fiscal 2020 table

None of the NEOs had any stock options to exercise in fiscal year 2020, so those columns do not appear in the table below. The value column reflects the shares acquired on vesting multiplied by the closing price on the vesting date.

Name	Number of shares acquired on vesting	Value realized on vesting
Sitherwood	25,698	$1,987,900
Rasche	7,478	578,445
Lindsey	9,042	699,428
Darrell	6,383	493,757
Geiselhart	4,682	362,199

Pension plan compensation

The NEOs participate in the Spire Missouri Employees’ Retirement Plan, a qualified defined benefit plan sponsored by Spire Missouri Inc.

Grandfathered pension benefit

Effective January 1, 2009, Spire Missouri Inc. amended its plan to change the way benefits are calculated. Prior to that date, the plan provided benefits based on a final pay formula that used a participant’s years of credited service and average final compensation. The average final compensation is the highest consecutive three-year average of the final 10 years of employment. Participants’ years of credited service under the plan were frozen as of December 31, 2008; however, the average final pay was not frozen and will continue to be based on the highest three-year average in the final 10 years of employment. Benefits under the plan formula in effect prior to January 1, 2009 are referred to as “grandfathered benefits.” With respect to annual incentive compensation paid on or after January 1, 2013, average final compensation will exclude such incentive compensation for purposes of the grandfathered benefit. Of the NEOs, only Mr. Darrell and Mr. Geiselhart have grandfathered benefits.

While normal retirement age under the plan is age 65, participants may retire at age 60 with 10 or more years of service without reduction of the grandfathered benefit for early retirement. As Mr. Darrell and Mr. Geiselhart are both age 60 or older, immediate retirement is assumed in calculating their grandfathered benefits.

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Cash balance benefit

On and after January 1, 2009, the plan uses a cash balance formula that provides: (i) a cash balance credit between 4 and 10% of compensation (base salary and annual incentive compensation) depending on the participant’s age, and (ii) interest credits using a rate equal to an average of corporate bond rates published by the Internal Revenue Service. Benefits under the plan formula in effect on and after January 1, 2009 are referred to as “current benefits.” The cash balance credit and interest credit are applied as of December 31 of each year, on an average monthly basis, with interest compounded monthly. During fiscal year 2020, cash balance credits were as follows:

Sitherwood	10%
Rasche	10
Lindsey	8
Darrell	10
Geiselhart	10

The early retirement amount of the current benefits will be the amount credited in the participant’s cash balance account in the case of a lump sum payment. If an annuity is taken at early retirement, the benefit will be the actuarial equivalent of the lump sum amount.

Supplemental retirement benefits

The Code generally places a limit on the amount of the annual pension that can be paid from a qualified defined benefit plan as well as on the amount of annual earnings that can be used to calculate a pension benefit. Since 1977, Spire Missouri Inc. has maintained a Supplemental Retirement Benefit Plan, a non-qualified plan that covers pension benefits that accrued through December 31, 2004 and that pays eligible employees the difference between the amount payable under the qualified plan and the amount they would have received without the limits on the qualified plan or without any deferred income plan contributions. Spire Missouri Inc. adopted the Supplemental Retirement Benefit Plan II to comply with Code Section 409A, which covers grandfathered pension benefits accrued on and after January 1, 2005. It also adopted the Cash Balance Supplemental Retirement Benefit Plan, which covers cash balance benefits accruing on and after January 1, 2009.

Please note the following relating to the benefits shown in the table below:

•	the Supplemental Retirement Benefit Plans are unfunded and subject to reduction or forfeiture in the event of the Company’s bankruptcy;
•	the years of credited service in the table are the same as the executives’ years of actual service as of December 31, 2008, when years of service were frozen for all participants;
•	the compensation used to determine current and grandfathered benefits under the plans include the amounts in the “Salary” column and the amount attributable to payments under the AIP in the “Non-equity incentive plan compensation” column (for current benefits only after January 1, 2013) in the “Summary compensation table;” and
•	executives at the Company are subject to mandatory retirement at age 65 unless the Board of Directors asks them to continue working past that age.

The pension benefits in the table below were calculated using:

•	the September 30, 2020 measurement date;
•	the same assumptions as described in Note 13, Pension Plans and Other Post-Retirement Benefits, of the consolidated financial statements in the 2020 10-K for the fiscal year ended September 30, 2020, except retirement at the greater of 60 or the executive’s actual age as noted above was used for the grandfathered benefit and, as required, no income growth assumption nor any forfeiture assumption was used;
•	for the grandfathered benefit, the greater of:
–	years of service, multiplied by the sum of 1.7% of Social Security covered compensation (a 35-year average of Social Security maximum wage bases) plus 2.0% of the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date in excess of Social Security covered compensation; and
–	the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date, multiplied by (i) years of service, and (ii) the benefit factor of 2.1%, less the executive’s estimated Social Security benefit multiplied by 1.25% for each year of service up to a maximum of 40 years.
•	the assumption of a 90% probability that the participant elects a lump sum equivalent of the monthly annuity amount described above.

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Pension benefits table

Name	Plan name	Number of years of credited service	(1)	Present value of accumulated benefit	Payments during last year
Sitherwood	Spire Missouri Employees’ Retirement Plan	—		$259,721	$—
	Supplemental Retirement Benefit Plans	—		1,150,476	—
Rasche	Spire Missouri Employees’ Retirement Plan	—		313,655	—
	Supplemental Retirement Benefit Plans	—		274,579	—
Lindsey	Spire Missouri Employees’ Retirement Plan	—		213,418	—
	Supplemental Retirement Benefit Plans	—		291,957	—
Darrell	Spire Missouri Employees’ Retirement Plan	4.67		825,415	—
	Supplement Retirement Benefit Plans	4.67		517,729	—
Geiselhart	Spire Missouri Employees’ Retirement Plan	2.33		598,363	—
	Supplemental Retirement Benefit Plans	2.33		305,932	—
(1)	As noted above, years of credited service were frozen as of December 31, 2008.

Non-qualified deferred compensation

Executives are eligible to participate in the deferred compensation plans offered by the Company.

Spire Deferred Income Plan

The Spire Deferred Income Plan (“Deferred Income Plan”) covers participant deferrals made on and after January 1, 2005 and is intended to comply with Code Section 409A.

Executive deferrals

Effective January 1, 2015, the Deferred Income Plan allows participants, including the NEOs, to defer up to 50% of annual salary, and up to 90% of AIP compensation. Prior to 2015, participants could defer up to 15% of annual salary. For plan years beginning on and after January 1, 2020, participants, including the NEOs, may defer up to 80% of annual salary.

Effective January 1, 2019, the Deferred Income Plan was amended to permit the deferral of up to 100% of equity compensation. In fiscal year 2019, participants could elect to defer PCSUs granted on December 1, 2017 and November 14, 2018. Beginning in fiscal year 2020, participants may elect to defer current grants of PCSUs and TBRSs. Any deferred equity will be distributed in cash, rather than shares.

Plan investments

Effective January 1, 2016, the Deferred Income Plan provides participant investment options that mirror returns in certain 401(k) plan investment funds and Company stock. Effective January 1, 2021, Participants will be offered an increased menu of diversified investment options. Participants may also elect an annual fixed interest rate based on Moody’s Corporate Bond Rate not to exceed 120% of the Applicable Federal Rate.

Deferrals made prior to 2016 earn investment income equal to the greater of:

•	the Moody’s Corporate Bond Rate, plus an interest credit ranging from 1 to 3% depending on the age of the participant at the start of the specific plan year, or
•	a guaranteed interest rate based on the age of the participant at the start of the specific plan year.

Deferrals of equity grants cannot be diversified into other investments for six months after the grants vest. Dividends paid on deferred equity are invested in any fund instructed by the participant other than the Company Stock Fund.

Plan benefits

The Deferred Income Plan provides retirement benefits payable in annual installments over a 15-year period based on the deferred account balance as of the date of retirement. Effective January 1, 2018, participants can elect for new deferrals to be distributed in a lump sum or in installments over two to 15 years.

In the event of any other termination of employment prior to age 55, the executive will receive the deferred account balance reduced by any additional interest credits payable in a lump sum.

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The Deferred Income Plan provides:

•	death and disability benefits payable in a lump sum
•	a lump sum payment if the participant is terminated within two years of a change in control.

For participant deferrals made in or after calendar year 2016, the disability and change in control termination benefits are equal to the deferred account balance at the date of disability or termination.

For participant deferrals made in or after calendar year 2016, the death benefits are equal to the deferred account balance plus participant deferrals projected from the date of death to the end of the plan year in which death occurred.

For participant deferrals made prior to calendar year 2016, the disability deferred account balance is credited with investment income through the end of the plan year in which disability occurs.

The benefits payable for participant deferrals prior to calendar year 2016 upon death, disability and change in control termination are equal to the greater of:

•	the present value of the deferred account balance projected through age 65, or
•	the deferred account balance accumulated through the respective termination date.

Laclede Gas Company Deferred Income Plan II

The Laclede Gas Company Deferred Income Plan II (“Deferred Income Plan II”) covers participant deferrals prior to January 1, 2005.

The Deferred Income Plan II provides similar benefits as the Deferred Income Plan with the following exceptions:

•	death and disability benefits are payable in 15 annual installments, and
•	retirement benefits are payable in 15 annual installments; benefits continue for the participant’s lifetime following retirement at age 65 or later (at least 15 annual installments).

The amounts in the table below include contributions by the executive and investment earnings under both deferred compensation plans.

Non-qualified deferred compensation table

Name		Executive contributions in last FY	(1)	Company contributions in last FY	Aggregate earnings in last FY	(2)	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
Sitherwood	Deferred Income Plan	$911,417		$–	$285,461		$–	$3,632,244
Rasche	Deferred Income Plan	212,155		–	77,535		–	1,257,211
Lindsey	Deferred Income Plan	9,296		–	11,841		–	119,105
Darrell	Deferred Income Plans	23,077		–	45,385		–	551,201
Geiselhart	Deferred Income Plan	189,259		–	137,719		–	1,558,753
(1)	The amounts in this column are also included in the “Salary” column of the “Summary compensation table.” These amounts do not include unvested deferred equity.
(2)	The amounts attributable to above-market interest on non-qualified deferred compensation in the “Change in pension value” and “Non-qualified deferred compensation earnings” column in the “Summary compensation table” and identified in footnote 2 to that table are also included in this column. The aggregate earnings include dividends paid on deferred TBRS. Aggregate earnings include dividends on deferred restricted stock units of $13,783 for Ms. Sitherwood, $2,925 for Mr. Lindsey, $2,354 for Mr. Darrell, and $2,241 for Mr. Geiselhart.

Potential payments upon termination or change in control

This section describes the potential payments and benefits to which the NEOs would have been entitled upon termination of employment, including termination of employment following a change in control, as if such termination had occurred on the last trading day of our fiscal year (September 30, 2020) using the New York Stock Exchange closing price of $53.20 per share of the Company’s stock on that date. The discussion does not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment. The following table sets forth the potential payments to the NEOs upon the termination of their employment with the Company, including a termination of employment following a change in control. The table does not include retirement plan benefits payable to the executives shown in the “Pension benefits table.”

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Event	Cash severance	(1)	AIP payment	(2)	Equity grants	(3)	Deferred income plan	(4)	Health benefits	(5)	280G Cutback or excise tax	(6)	Net total payment
Sitherwood
Voluntary termination	$0		$925,000		$2,108,118		$3,632,244		$0		$0		$6,665,362
Retirement	0		925,000		2,108,118		3,632,244		0		0		6,665,362
Disability	0		925,000		2,744,065		3,731,043		0		0		7,400,108
Death	0		925,000		2,744,065		3,710,770		0		0		7,379,835
Involuntary termination	1,850,000		925,000		2,108,118		3,632,244		30,501		0		8,545,862
Change-in-control	5,550,000		925,000		3,207,230		3,710,760		45,751		0		13,438,741
Rasche
Voluntary termination	0		274,200		524,651		1,257,211		0		0		2,056,062
Retirement	0		274,200		524,651		1,257,211		0		0		2,056,062
Disability	0		274,200		682,285		1,288,251		0		0		2,244,736
Death	0		274,200		682,285		1,323,467		0		0		2,279,952
Involuntary termination	0		274,200		524,651		1,257,211		0		0		2,056,062
Change-in-control	2,956,369		274,200		787,991		1,281,283		0		(551,725)		4,748,117
Lindsey
Voluntary termination	0		401,250		0		118,276		0		0		519,526
Retirement	0		401,250		0		118,276		0		0		519,526
Disability	0		401,250		774,651		122,337		0		0		1,298,238
Death	0		401,250		774,651		121,796		0		0		1,297,697
Involuntary termination	535,000		401,250		0		118,276		21,144		0		1,075,669
Change-in-control	1,872,500		401,250		964,507		121,796		42,287		0		3,402,340
Darrell
Voluntary termination	0		206,000		440,360		551,201		0		0		1,197,561
Retirement	0		206,000		440,360		551,201		0		0		1,197,561
Disability	0		206,000		572,946		568,258		0		0		1,347,204
Death	0		206,000		572,946		562,063		0		0		1,341,009
Involuntary termination	0		206,000		440,360		551,201		0		0		1,197,561
Change-in-control	2,073,158		206,000		660,608		562,063		0		0		3,501,829
Geiselhart
Voluntary termination	0		206,000		419,087		1,558,752		0		0		2,183,839
Retirement	0		206,000		419,087		1,558,752		0		0		2,183,839
Disability	0		206,000		544,949		1,614,013		0		0		2,364,962
Death	0		206,000		544,949		1,625,147		0		0		2,376,096
Involuntary termination	0		206,000		419,087		1,503,491		0		0		2,128,578
Change-in-control	1,300,278		206,000		628,163		1,601,378		0		0		3,735,819
(1)	Ms. Sitherwood and Mr. Lindsey are participants in the Executive Severance Plan, which provides for a cash payment in the event of an involuntary termination, whether by the Company without cause, or by the executive for good reason, the amount of which is increased if such involuntary termination occurs within 24 months after a change in control. In the event of involuntary termination, Ms. Sitherwood’s cash payment would be based on a multiple of two times annual base salary. Mr. Lindsey’s cash payment would be based on a multiple of one times annual base salary. In the event of involuntary termination within two years following a change in control, Ms. Sitherwood’s cash payment would be based on a multiple of three times annual base salary plus target AIP. Mr. Lindsey’s cash payment would be based on a multiple of two times annual base salary plus target AIP.
Messrs. Rasche, Darrell and Geiselhart are covered by the Management Continuity Protection Plan (“MCPP”). The potential payments to these officers are limited to termination within 54 months for Mr. Rasche and 42 months for Mr. Darrell and Mr. Geiselhart after a change in control. This cash payment for Mr. Rasche is equal to 2.99 times average annual W-2 compensation, and this cash payment for Mr. Darrell and Mr. Geiselhart is equal to 2.0 times average annual W-2 compensation.
(2)	Upon a change in control, any awards under the AIP are deemed earned at a prorated target based on the number of completed days in the fiscal year prior to the change in control. This payment takes place whether or not a termination occurs. The AIP’s definition of change in control mirrors the definition in the Executive Severance Plan.

Spire Inc. | 2020 Proxy Statement	53

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If a participant’s employment ceases due to termination without cause or by death, disability or retirement, the participant is eligible to earn a prorated award based upon Company performance and the participant’s achievement of individual metrics.
(3)	Participants, including the NEOs, have outstanding PCSUs and TBRSs under the EIP. The EIP uses the same definition of change in control that is used in the AIP and the Executive Severance Plan.
PCSUs. These awards generally provide for vesting of stock units on the third anniversary of the grant date that falls after the end of the performance period, to the extent that the Committee determines and certifies that the performance criteria have been met or exceeded. A participant forfeits all non-vested awards upon the participant’s termination of employment for cause.
If during the performance period a participant dies or leaves the Company due to retirement or disability, the participant remains eligible to earn a prorated award based on the number of full months as a participant during the performance period, as the Committee may determine, if the performance contingency is satisfied.
In the event of a change in control, any outstanding awards shall be deemed earned and vested at a prorated target, based on the number of months completed in the performance period at the time of the change in control, if the award is not assumed or replaced with a comparable award by the successor or surviving entity. If the successor or surviving entity does not assume or replace the award, the award will trigger a benefit at a prorated target based on the number of full months as a participant if the participant is involuntarily terminated without cause within two years of the change in control. Dividend equivalents on PCSUs are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting, up to the amount of dividends that would have been paid on the target number of shares. In the event of a change in control, accrued dividend equivalents would be paid on the same prorated basis as mentioned above. The same amounts would be payable in the event of a participant’s death, retirement or termination of employment due to disability if the target level of performance is achieved. As Mr. Lindsey is not retirement-eligible, there is no accelerated vesting of any PCSUs. As a result of being retirement-eligible at the time of any termination, PCSU grants would vest on a pro-rata basis for the following individuals, at a value of:
Sitherwood	$1,908,668	*
Rasche	474,101	*
Darrell	397,758	*
Geiselhart	378,547	*
* These amounts are included in the “Equity grants” column.
TBRSs. These shares generally provide for vesting on the third anniversary of the grant date. A participant forfeits all non-vested shares upon the participant’s termination of employment for any reason prior to vesting, other than as a result of a change in control or mandatory retirement requirements. None of the NEOs were subject to mandatory retirement requirements during fiscal year 2020.
If a participant’s employment is terminated by the Company without cause within two years following a change in control, the shares become vested on the earlier of the vesting date or the date of the change in control. If a participant’s employment is terminated due to mandatory retirement requirements, the shares become vested based on the number of full months from the award date to the participant’s retirement.
(4)	Under the terms of the deferred income plans, if a participant’s employment is terminated within two years of a change in control, the participant will receive a lump sum payment equal to the greater of (i) the present value of the account balance projected through age 65 using a guaranteed minimum rate of return, or (ii) the actual account balance accumulated through the termination date. However, for deferrals made on and after January 1, 2015, the lump sum payment would be equal to the participant’s account balance plus the present value of employer contributions and earnings credits that would have been made or earned on such account balance through age 65.
Upon retirement, the participant will receive the participant’s account balance in 15 installments unless the participant elected a lump sum for deferrals made on and after January 1, 2005, or elected a lump sum or different number of installments for deferrals on or after January 1, 2018. In the event of death or disability, a participant or the participant’s beneficiary will receive the participant’s account balance plus the projected earnings that would have been payable if the participant had retired at age 65.
Upon any other termination of employment, the participant will receive all deferred amounts plus interest accrued at the Moody’s rate applicable to each plan year.
The amounts reflected in this table are the amounts that each executive would receive if the executive terminated on September 30, 2020. The account balance as of the end of fiscal year 2020 is reflected in the “Non-qualified deferred compensation table” above.
(5)	The Executive Severance Plan provides that the Company will provide a cash payment equal to a certain number of months of continued medical, dental and vision coverage. In the event of involuntary termination, absent a change in control, Ms. Sitherwood would receive a cash payment equal to 24 months of continued medical, dental and vision benefits, and Mr. Lindsey would receive a cash payment equal to 12 months of continued medical, dental and vision benefits. In the event of involuntary termination within two years following a change in control, Ms. Sitherwood would receive a cash payment equal to 36 months of continued medical, dental and vision benefits, and Mr. Lindsey would receive a cash payment equal to 24 months of continued medical, dental and vision benefits. The table reflects these cash payments under the “Health benefits” column. The MCPP, which governs the severance arrangements for Messrs. Rasche, Darrell and Geiselhart, does not provide for Company-paid health benefits or any cash equivalent upon termination.
(6)	Code Section 280G provides guidelines that govern payments triggered by a change in control, known as “parachute payments.” If such payments exceed three times the five-year average annual compensation for certain individuals, the payments may trigger adverse tax consequences and excise taxes. The Company does not provide any gross-up payments for such adverse tax consequences or excise taxes under any of the arrangements.
The Executive Severance Plan provides for a “best of net” calculation whereby the reduction in the severance calculation is determined to be the better of a reduction of the calculated amount to the amount permissible under Code Section 280G or the cost to the executive of paying the 20% excise tax on the calculated severance payment. Based on the exemption under Code Section 280G for severance pay that is tied to a non-competition agreement, we believe that Ms. Sitherwood’s severance payment and other change in control benefits would not exceed the limits under Code Section 280G. We also believe that Mr. Lindsey’s severance payment and other change in control benefits would not exceed the limits under Code Section 280G.
The MCPP provides for the reduction of the calculated severance value to the amount permissible under Code Section 280G. This amount represents the amount the severance payment to Mr. Rasche would be reduced. We believe that no reduction would be required for Mr. Darrell or Mr. Geiselhart.

www.SpireEnergy.com	Spire Inc. | 2020 Proxy Statement	54

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CEO pay ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Ms. Sitherwood, president and chief executive officer, to the annual total compensation of the median employee of the Company.

For fiscal year 2020, the median annual total compensation of all employees of the Company and its subsidiaries (other than the president and chief executive officer) was $93,726. Ms. Sitherwood’s total annual compensation for fiscal year 2020 was $4,404,726. Based on this information, the ratio of the compensation of the chief executive officer to the median annual total compensation of all other employees was estimated to be 47 to 1.

To identify the median employee, and to determine the total annual compensation of such employee, we used the following methodology. We identified our median employee as of the end of the fiscal year, September 30, 2020, using our entire workforce of 3,583 employees, and base pay, plus annual and long-term incentive compensation, for the period of October 1, 2019 through September 30, 2020. Once the median employee was identified, we then determined the median employee’s annual total compensation for fiscal year 2020 using the Summary Compensation Table methodology set out in Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of Ms. Sitherwood, we used the amount reported in the “Total” column of the “Summary compensation table.”

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

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Proposal 3: Ratification of appointment of independent registered public accountant

The Board of Directors, upon recommendation of its audit committee, recommends that you ratify the appointment of Deloitte as independent registered public accountant, to audit the books, records and accounts of Spire Inc. and its subsidiaries for the fiscal year ending September 30, 2021. A representative of Deloitte will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Your Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent registered public accountant.

Audit committee report

The audit committee of the Board of Directors is composed of four directors who are independent as required by and in compliance with the applicable listing standards of the New York Stock Exchange and the rules of the SEC. The names of the committee members as of the date of this proxy statement appear at the end of this report. The committee operates under a written charter.

The primary function of the audit committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies; for establishing internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations; and for assessing the effectiveness of the Company’s internal control over financial reporting.

Deloitte, the Company’s independent registered public accounting firm, is responsible for planning and performing an independent audit of the financial statements in accordance with the standards of the PCAOB and to issue reports expressing an opinion, based on its audit (i) as to the conformity of the audited financial statements with generally accepted accounting principles and (ii) on the effectiveness of the Company’s internal control over financial reporting. The committee is responsible for the appointment, compensation and oversight of Deloitte.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the 2020 10-K with management and Deloitte, which included a discussion of the critical accounting policies and practices used by the Company. The committee also discussed with Deloitte the matters required to be discussed under the applicable PCAOB standards.

Deloitte has provided the committee with the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the committee has discussed with Deloitte its independence.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements referred to above be included in the 2020 10-K.

Audit committee

Maria V. Fogarty, Chair

Edward L. Glotzbach

Rob L. Jones

Brenda D. Newberry

www.SpireEnergy.com	Spire Inc. | 2020 Proxy Statement	56

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Fees of independent registered public accountant

The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2020 and 2019, and fees incurred for other services performed during those periods by the Company’s independent registered public accounting firm, Deloitte.

	2020	2019
Audit fees	$2,495,000	$2,230,000
Audit-related fees(1)	330,000	350,000
Tax fees(2)	30,800	47,573
All other fees(3)	1,895	1,895
Total	$2,857,695	$2,629,468
(1)	Audit-related fees consisted of comfort letters, consents for registration statements, work paper reviews and audit consulting.
(2)	Tax fees consisted primarily of assistance with tax planning, compliance and reporting.
(3)	All other fees consisted of an annual subscription for the accounting technical library.

The total fees for fiscal year 2020 were higher than 2019 as the result of additional fees attributable to the audit of Spire STL Pipeline. The audit committee pre-approved all of the fees for fiscal years 2020 and 2019. The Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services is described earlier in this proxy statement.

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Other matters

About the annual shareholders meeting

This proxy statement is furnished to solicit proxies by the Board of Directors of Spire for use at the annual meeting of its shareholders to be held at 8:30 a.m. Central Standard Time on January 28, 2021, and at any adjournment or postponement of the meeting. The meeting will be held via live webcast through the link set forth in the Notice of Annual Meeting of Shareholders included in this proxy statement. To attend and vote, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials. This proxy statement is first being made available to shareholders with the annual report for its fiscal year 2020 on or about December 16, 2020. The Company’s principal executive offices are located at 700 Market Street, St. Louis, MO 63101.

Questions and answers about the annual meeting

Who is soliciting my vote?

The Board of Directors of Spire is soliciting your vote for the Company’s annual meeting of shareholders.

When will the meeting take place?

The annual meeting will be held at 8:30 a.m. Central Standard Time on January 28, 2021. The meeting will be held virtually through the link set forth in the Notice of Annual Meeting of Shareholders included in this proxy statement.

Who is entitled to vote at the annual meeting?

If you owned Spire common stock at the close of business on November 30, 2020, you may attend and vote at the annual meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the SEC, we are permitted to furnish proxy materials, including this proxy statement and the 2020 10-K, to our shareholders, by providing a Notice of Internet Availability of Proxy Materials (“Notice”). Most shareholders will not receive printed copies unless they request them. The Notice instructs you as to how you may access proxy materials on the internet and how you may submit your proxy via the internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

If more than one shareholder lives in my household and I have elected to receive printed copies of the proxy materials, how can I obtain an extra copy of the proxy materials?

For those shareholders who have elected to receive printed copies of our proxy materials, under the rules of the SEC, we are permitted to deliver a single copy of this proxy statement and our Annual Report on Form 10-K to multiple shareholders that share the same address, unless we have received contrary instructions from any such shareholder. This practice, known as “householding,” is designed to reduce our printing and postage costs. Upon written or oral request, we will mail a separate copy of this proxy statement and our Annual Report on Form 10-K to any shareholder at a shared address to which a single copy of each document was delivered. You may call, toll free, 866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 to request a separate copy.

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Can I vote my shares by filling out and returning the notice?

No, the Notice identifies the items to be voted on at the annual meeting; you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to: (i) vote by internet, (ii) vote by telephone and (iii) request and return a paper proxy card or voting instruction card.

Why didn’t I receive a notice in the mail regarding the internet availability of proxy materials?

If you previously elected to access proxy materials over the internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Also, if you previously requested paper copies of the proxy materials or if applicable regulations required delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate paper mailings in the future by electing to receive an email that will provide internet links to these documents. Opting to receive future proxy materials online will save us the cost of producing and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until canceled.

Who is a shareholder of record?

You are a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare. You will receive a Notice or these proxy materials by delivery directly to you. You are entitled to vote your shares by internet, telephone, at the virtual meeting, or, if you have requested printed proxy materials, by completing and returning the enclosed proxy card.

Who is a beneficial owner?

You are a beneficial owner if you hold your stock in a stock brokerage account, or through a bank or other nominee. Your shares are held in “street name” and the Notice or these proxy materials are being sent to you by your broker, bank or nominee, who is considered the shareholder of record. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. You may attend the annual meeting virtually, but you will need to provide a letter or statement from that firm that shows you were a beneficial owner of Spire shares on November 30, 2020. You may not vote these shares virtually at the annual meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee provided a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

How many shares must be present to hold the annual meeting?

A majority of our issued and outstanding shares entitled to vote at the annual meeting as of the record date must be virtually present or represented by proxy to have a quorum. As of November 30, 2020, there were 51,656,357 shares outstanding. Both abstentions and broker non-votes are counted as present for purposes of determining quorum.

How many votes are required for each item of business?

Election of directors

The election of directors requires the affirmative vote FOR each nominee of a majority of those shares entitled to vote and virtually present at the meeting or represented by proxy. Withheld votes and abstentions will have the effect of votes against the nominee, while broker non-votes will not be considered represented and will have no effect on the outcome.

Advisory approval of the compensation of our named executive officers

This proposal, which is non-binding, requires the affirmative vote of a majority of the shares entitled to vote and virtually present or represented by proxy at the meeting to be approved. Abstentions will have the effect of a vote against the proposal, while broker non-votes will not be counted as votes cast and will have no effect on the outcome.

Ratification of appointment of independent registered public accountant

This proposal requires an affirmative vote FOR of a majority of those shares entitled to vote and virtually present at the meeting or represented by proxy to be approved. Abstentions will have the effect of a vote against the proposal.

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Voting matters

How do I vote?

You may vote on the internet, by telephone, by mail or by virtually attending the annual meeting through the link set forth in the Notice of Annual Meeting of Shareholders included in this proxy statement and voting by ballot. The internet and telephone voting procedures are designed to authenticate that you are a shareholder by use of a control number. The procedures allow you to confirm that your instructions have been properly recorded. If you vote by telephone or internet, you do not need to mail back your proxy card or voting instruction card.

By internet

If you have internet access, you may submit your proxy by following the instructions provided in the Notice, or, if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the internet, you can also request electronic delivery of future proxy materials.

By telephone

You can vote by telephone by following the instructions provided in the Notice, or, if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

At the annual meeting

This year’s annual meeting will be held entirely online to allow for greater participation. Shareholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/SR2020. To participate in the annual meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the annual meeting by following the instructions on the screen. However, if your shares are held in the name of a bank, broker or the nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting. You should allow yourself enough time prior to the annual meeting to obtain this proxy from the holder of record.

The shares voted electronically, by telephone or represented by proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

If you hold your shares through a broker, please note that your broker will not be permitted to vote on your behalf for the first two proposals unless you provide instructions as to how to vote your shares. Voting your shares is important to ensure that you are represented at the meeting. If you have any questions about the voting process, please contact the broker where you hold your shares.

Can I vote my shares that are held in the Company’s dividend reinvestment and stock purchase plan or any of the Company’s 401(k) plans?

If you participate in the Company’s dividend reinvestment and stock purchase plan or in the Company Stock Fund of the Spire Employee Savings Plan, you are entitled to vote those shares. If you do not give voting instructions for shares owned by you through this plan, none of your shares held in the plan will be voted. To allow sufficient time for voting by the administrator and trustee of the plan, your voting instructions must be received by January 26, 2021.

How can I revoke or change my vote?

You may revoke your proxy at any time before it is voted at the meeting by:

•	Sending timely written notice of revocation to the corporate secretary;
•	Submitting another timely proxy by telephone, internet or proxy card; or
•	Attending the annual meeting and voting your shares. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

www.SpireEnergy.com	Spire Inc. | 2020 Proxy Statement	60

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How many votes do I have?

You are entitled to one vote for each share that you owned on November 30, 2020.

What happens if I don’t give specific voting instructions?

Shareholders of record

If you are a shareholder of record and you either indicate that you want to vote as recommended by the Board of Directors or you return a signed proxy card but do not indicate how you want to vote, then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice for any matter to be acted upon, the shares will be voted in accordance with your instructions.

Beneficial owners

If you hold shares in street name and do not provide instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining whether there is a quorum, but are not counted for purposes of determining whether a matter has been approved. Broker non-votes will not affect the outcome of the votes on the first two proposals. If you do not provide instructions to your broker, under the rules of the New York Stock Exchange, your broker will not be authorized to vote the shares it holds for you with respect to the first two proposals. Your broker has the discretion, however, to vote the shares it holds for you on the ratification of the independent registered public accountant.

Who counts the votes?

We hired Broadridge Financial Solutions as an independent tabulator of votes to ensure confidentiality of the voting process. However, if you write comments on your proxy card, the comments will be shared with us. We also have hired Broadridge Financial Solutions to serve as independent inspector of elections.

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Requirements for submission of proxy proposals, nomination of directors and other business

Under the rules of the SEC, shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2022 must be received by the corporate secretary of Spire Inc. at its principal office at the address set forth on page 22 of this proxy statement by August 13, 2021.

Also, the procedures to be used by shareholders to recommend nominees to the corporate governance committee are outlined on page 22 of this proxy statement. If a shareholder seeks to nominate a person or make a shareholder proposal from the floor of the annual meeting in January 2022, notice must be received by the corporate secretary at the Company’s principal business offices no later than October 29, 2021 and not before September 29, 2021 (not less than 90 days nor more than 120 days, respectively, prior to January 28, 2022). Also, such proposal must be, under law, an appropriate subject for shareholder action to be brought before the meeting.

The chair of the Board may refuse to allow the transaction of any business or to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Company’s bylaws.

Proxy solicitation

We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees by email, telephone, fax or special letter. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses for those services.

www.SpireEnergy.com	Spire Inc. | 2020 Proxy Statement	62

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Helpful resources

Board of Directors
Spire Board	https://www.spireenergy.com/officers-directors
Board committee charters
Audit committee	http://investors.spireenergy.com/governance/governance-documents
Compensation committee	http://investors.spireenergy.com/governance/governance-documents
Corporate Governance committee	http://investors.spireenergy.com/governance/governance-documents
Financial reporting
Annual Report	http://investors.spireenergy.com/filings-and-reports/annual-reports
Governance documents
Code of Business Conduct	http://investors.spireenergy.com/governance/governance-documents
Corporate Governance	http://investors.spireenergy.com/governance/governance-documents
Guidelines

Weblinks are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Contact information

Investor Relations

Scott W. Dudley Jr.
Managing Director, Investor Relations
Spire Inc.
700 Market Street, 4th Floor
St. Louis, MO 63101
314-342-0878
Scott.Dudley@SpireEnergy.com

Board of Directors

Chair of the Board
c/o Spire Inc.
700 Market Street, 6th Floor
St. Louis, MO 63101
Attn: Vice President, Chief Governance Officer and Corporate Secretary

Corporate Secretary

Ellen L. Theroff
Vice President, Chief Governance Officer and Corporate Secretary
Spire Inc.
700 Market Street, 6th Floor
St. Louis, MO 63101
314-342-0530
Ellen.Theroff@SpireEnergy.com

Transfer Agent

Computershare Trust Company N.A.
P.O. Box 505000
Louisville, KY 40233-5000
800-884-4225

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Spire Inc.

700 Market Street
St. Louis, MO 63101

SpireEnergy.com

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spire

SPIRE INC.
C/O COMPUTERSHARE TRUST, N.A.
P.O. BOX 30170
COLLEGE STATION, TX 77842

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 27, 2021 for shares held directly and by 11:59 p.m. Eastern Time on January 25, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SR2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 27, 2021 for shares held directly and by 11:59 p.m. Eastern Time on January 25, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D26642-P46480-Z78447 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SPIRE INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees for three-year term:

01) Mark A. Borer
02) Maria V. Fogarty
03) Stephen S. Schwartz

	For	Against	Abstain
2. Advisory nonbinding approval of resolution to approve compensation of our named executive officers.	☐	☐	☐
3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2021 fiscal year.	☐	☐	☐

Please date and sign exactly as your name, or names, appear(s). If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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This year's meeting agenda:

1. **To elect three members of the Board of Directors each to serve for a three-year term.**
2. **Advisory nonbinding approval of resolution to approve compensation of our named executive officers.**
3. **Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2021 fiscal year.**

This year's meeting is a virtual shareholders meeting. Go to www.virtualshareholdermeeting.com/SR2020 to attend the meeting.

We thank you in advance for your vote this year. See the back of this card for directions on how to vote by phone or by Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.spireenergy.com (Investors/Governance/Annual Meeting)

D26643-P46480-Z78447

SPIRE INC.
Proxy solicited on behalf of the Board of Directors for
Annual Meeting of Shareholders on January 28, 2021

The undersigned hereby appoints Steven P. Rasche, Suzanne Sitherwood and Ellen L. Theroff and each of them as proxies with full power of substitution to represent and to vote all shares that the undersigned would be entitled to vote if present at the annual meeting of shareholders of Spire Inc. and at any adjournment and postponement thereof. The meeting will be held January 28, 2021 at 8:30 a.m. central standard time via virtual meeting at www.virtualshareholdermeeting.com/SR2020. The undersigned hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3; AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side